AMENDMENT NUMBER ELEVEN TO CREDIT AGREEMENT
THIS AMENDMENT NUMBER ELEVEN TO CREDIT AGREEMENT(this “Amendment”), dated as of November 6, 2024, is entered into by and among, on the one hand, the several banks and other financial institutions and lenders from time to time party hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), and CITY NATIONAL BANK, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and, on the other hand, ACRC LENDER LLC, a Delaware limited liability company (the “Borrower”), and in light of the following:
W I T N E S S E T H
WHEREAS, Borrower, Lenders, and Agent are parties to that certain Credit Agreement, dated as of March 12, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement and Security Agreement;
WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to make certain amendments to the Credit Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Defined Terms. All initially capitalized terms used herein and not otherwise defined herein (including the preamble and recitals hereof) shall have the meanings ascribed thereto in the Credit Agreement.
2.Amendments to the Credit Agreement. Borrower, Lenders and Agent agree that on the Eleventh Amendment Effective Date (as defined below):
(a)the Credit Agreement shall be hereby amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), move the green stricken text from its current location to the location of the green underlined text (indicated textually in the same manner as the following example: ~~stricken text~~ to underlined text) and to add the blue underlined text (indicated textually in the same manner as the following example: underlined text) as attached hereto on Exhibit A; and
(b)Exhibit 11.3 to the Credit Agreement shall be replaced in its entirety by the revised Exhibit 11.3 reflected on Exhibit B hereto.
3.Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Eleventh Amendment Effective Date”):
(a)Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)Agent shall have received the reaffirmation and consent of Guarantor attached hereto as Exhibit C, duly executed and delivered by an authorized officer of Guarantor.
(c)After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).
(d)No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall be pending or, to Borrower’s knowledge, overtly threatened that could reasonably be expected to have: (i) a material adverse effect on Borrower’s ability to repay the Loans or (ii) a Material Adverse Effect on Borrower.
(e)After giving effect to this Amendment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.
4.Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders as follows:
(a)It a duly organized and validly existing limited liability company in good standing under the law of the State of Delaware and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower.
(b)It has all requisite limited liability company power to execute and deliver this Amendment and the other Loan Documents to which it is a party, and to borrow the sums provided for in the Credit Agreement. Borrower has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole. The execution, delivery, and performance of this Amendment and the other Loan Documents to which it is a party have been duly authorized by Borrower and all necessary limited liability company action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained (except for such consents or approvals as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole).
(c)The execution, delivery, and performance by Borrower of this Amendment and the other Loan Documents to which it is a party, do not and will not: (i) violate (A) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (B) any order of any domestic Governmental Authority, court, arbitration board, or tribunal binding on any Loan Party, or (C) the Governing Documents of any Loan Party, or (ii) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets of any Loan Party pursuant to, any Contractual Obligation of any Loan Party, or (iii) require termination of any Contractual Obligation of any Loan Party, or (iv) constitute
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a tortious interference with any Contractual Obligation of any Loan Party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
(d)Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any Governmental Authority is required in connection with the execution, delivery, and performance by the Loan Parties of this Amendment or the Loan Documents to which they are a party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
(e)This Amendment and the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms except as the enforceability hereof or thereof may be affected by: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) equitable principles of general applicability (whether considered in a proceeding in equity or law).
(f)No litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall be pending or, to Borrower’s knowledge, overtly threatened that could reasonably be expected to have: (i) a material adverse effect on Borrower’s ability to repay the Loans or (ii) a Material Adverse Effect on Borrower.
(g)No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.
(h)No event or development has occurred as of the date of the effectiveness of this Amendment which could reasonably be expected to result in a Material Adverse Effect with respect to any Loan Party.
(i)The representations and warranties set forth in this Amendment, in the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).
(j)This Amendment has been entered into without force or duress, of the free will of Borrower, and the decision of Borrower to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of each such decision.
(k)It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.
5.GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION AND VENUE, AND WAIVER OF TRIAL BY JURY SET
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FORTH IN SECTIONS 11.6 – 11.8 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
6.Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
7.Effect on Loan Documents.
(a)The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Event of Default or Unmatured Event of Default, shall not operate as a consent to any waiver, consent or further amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and the Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.
(b)Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”,
“the Guaranty”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
(c)To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
(d)This Amendment is a Loan Document.
(e)The rules of construction set forth in Section 1.2 of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.
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8.Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
9.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
10.Reaffirmation of Obligations. Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each member of the Lender Group, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Borrower hereby further does grant to Agent, a security interest in the Collateral (as defined in the Security Agreement) in order to secure all of its present and future Obligations.
11.Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents to which it is a party effective as of the date hereof and as amended hereby.
12.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature pages follow]
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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ACRC LENDER LLC,
a Delaware limited liability company, as Borrower

By: /s/ Elaine McKay
Name: Elaine McKay
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER ELEVEN TO CREDIT AGREEMENT]

CITY NATIONAL BANK,
a national banking association,
as Agent and as a Lender

By: /s/ Brandon Feitelson
Name: Brandon Feitelson
Title: Senior Vice President
[SIGNATURE PAGE TO AMENDMENT NUMBER ELEVEN TO CREDIT AGREEMENT]

Exhibit A

Conformed Credit Agreement

[see attached]

Conformed through Amendment Number ~~Ten~~Eleven
════════════════════════════════════════════════════
CREDIT AGREEMENT
by and among
ACRC LENDER LLC,
as Borrower,
THE LENDERS PARTIES HERETO FROM TIME TO TIME
as the Lenders,
and
CITY NATIONAL BANK,
together with its successors and assigns
as the Arranger and Administrative Agent

Dated as of March 12, 2014

════════════════════════════════════════════════════

Page

Article I    DEFINITION AND CONSTRUCTION    1
1.1    Definitions    1
1.2    Construction    18
Article II    AMOUNT AND TERMS OF LOANS    18
2.1    Credit Facilities    18
2.2    Rate Designation    19
2.3    Interest Rates; Payment of Principal and Interest    20
2.4    Default Rate    23
2.5    Computation of Interest and Fees Maximum Interest Rate; Letter of Credit Fee    23
2.6    Request for Borrowing    23
2.7    Conversion or Continuation    28
2.8    Mandatory Repayment    29
2.9    Voluntary Prepayments; Termination and Reduction in Commitments    31
2.10    Letters of Credit    32
2.11    Fees    36
2.12    Maintenance of Loan Account; Statements of Obligations    36
2.13    Increased Costs    37
2.14    Suspension of LIBOR/SOFR Loans    37
2.15    Funding Sources    37
2.16    Place of Loans    38
2.17    Survivability    38
2.18    [Intentionally Omitted.]    38
2.19    Mitigation of Obligations    38
Article III    CONDITIONS TO LOANS    38
3.1    Conditions Precedent to the Initial Extension of Credit    38
3.2    Conditions Precedent to All Extensions of Credit    40
3.3    Maturity Date    40
Article IV    REPRESENTATIONS AND WARRANTIES OF BORROWER    41
4.1    Due Organization    41
4.2    Interests in Borrower    41
4.3    Requisite Power and Authorization    41
4.4    Binding Agreements    42
4.5    Other Agreements    42
4.6    Litigation: Adverse Facts    42
4.7    Government Consents    43
4.8    Title to Assets; Liens    43
4.9    Payment of Taxes    43
4.10    Governmental Regulation    44

LEGAL_US_W # 118014830.9
4859-7005-3843v.2
|US-DOCS\155127586.5||

(continued)
Page

4.11    Disclosure    44
4.12    Debt    44
4.13    Existing Defaults    44
4.14    No Default; No Material Adverse Effect    45
4.15    Pledged Investments    45
Article V    AFFIRMATIVE COVENANTS OF BORROWER    45
5.1    Accounting Records and Inspection    45
5.2    Other Information    45
5.3    Existence    47
5.4    Payment of Taxes and Claims    47
5.5    Compliance with Laws    48
5.6    Further Assurances    48
5.7    [Intentionally Omitted]    48
5.8    [Intentionally Omitted]    48
5.9    Foreign Qualification    48
5.10    Promissory Notes    48
Article VI    NEGATIVE COVENANTS OF BORROWER    48
6.1    Debt    49
6.2    Liens    50
6.3    Investments    50
6.4    [Intentionally Omitted.]    50
6.5    Dividends    50
6.6    Restriction on Fundamental Changes    51
6.7    Sale of Assets    51
6.8    Transactions with Shareholders and Affiliates    52
6.9    Conduct of Business    52
6.10    Amendments or Waivers of Certain Documents; Actions Requiring the Consent of Agent    52
6.11    Use of Proceeds    52
6.12    [Intentionally Omitted]    52
6.13    Margin Regulation    53
6.14    Asset Value    53
Article VII    EVENTS OF DEFAULT AND REMEDIES    53
7.1    Events of Default    53
7.2    Remedies    56
Article VIII    EXPENSES AND INDEMNITIES    57
8.1    Expenses    57
8.2    Indemnity    57

(continued)
Page

Article IX    ASSIGNMENT AND PARTICIPATIONS    57
9.1    Assignments and Participations    57
9.2    Successors    60
9.3    Register    60
Article X    AGENT; THE LENDER GROUP    61
10.1    Appointment and Authorization of Agent    61
10.2    Delegation of Duties    62
10.3    Liability of Agent    62
10.4    Reliance by Agent    63
10.5    Notice of Unmatured Event of Default or Event of Default    63
10.6    Credit Decision    64
10.7    Costs and Expenses; Indemnification    64
10.8    Agent in Individual Capacity    64
10.9    Successor Agent    65
10.10    Lender in Individual Capacity    66
10.11    Withholding Taxes    66
10.12    Collateral Matters    69
10.13    Restrictions on Actions by Lenders; Sharing of Payments    70
10.14    Agency for Perfection    71
10.15    Payments by Agent to the Lenders    71
10.16    Concerning the Collateral and Related Loan Documents    71
10.17    Field Examinations and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information    71
10.18    Several Obligations; No Liability    72
10.19    Legal Representation of Agent    73
10.20    Bank Product Providers    73
Article XI    MISCELLANEOUS    74
11.1    No Waivers, Remedies    74
11.2    Waivers and Amendments    74
11.3    Notices    76
11.4    Headings    76
11.5    Execution in Counterparts; Effectiveness    76
11.6    GOVERNING LAW    76
11.7    JURISDICTION AND VENUE    76
11.8    WAIVER OF TRIAL BY JURY    77
11.9    Independence of Covenants    77
11.10    Confidentiality    78
11.11    Complete Agreement    78
11.12    USA Patriot Act Notice    79

CREDIT AGREEMENT
    THIS CREDIT AGREEMENT, dated as of March 12, 2014, is entered into by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and CITY NATIONAL BANK, a national banking association (“CNB”), as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, “Agent”), and, on the other hand, ACRC LENDER LLC, a Delaware limited liability company (“Borrower”).
    The parties agree as follows:
Article I
DEFINITION AND CONSTRUCTION
1.1Definitions. For purposes of this Agreement (as defined below), the following initially capitalized terms shall have the following meanings:
“Acceptable Credit Entity” has the meaning set forth in the Credit Support Side Letter.
“ACRC Pledge and Account Control Agreement” means that certain Pledge and Account Control Agreement, dated as of November 19, 2013, by and among Borrower, U.S. Bank National Association, as trustee on behalf of certain certificate holders, and U.S. Bank National Association, as amended, restatement or otherwise modified from time to time.
“Advances” has the meaning set forth in Section 2.1(a).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise; provided, that no issuer of a Specified Third Party Securitization shall be considered an “Affiliate” of such Person.
“Agent” has the meaning set forth in the preamble to this Agreement.
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by any Loan Party to Agent under the Loan Documents.
“Agreement” means this Credit Agreement among Borrower, the Lenders, and Agent, together with all exhibits and schedules hereto, including the Disclosure Statement.
“Application Event” means the occurrence of (a) a failure by Borrower to repay in full all of the Obligations on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(a)(ii)(E) and (F) of this Agreement.
“Applicable Percentage” means, as of any date (a) with respect to any Pledged Investment that is an Investment Grade Pledged Investment on such date, 90% or (b) with respect to any other Pledged Investment, 55%.
“Ares Management LLC” means Ares Management LLC, a Delaware limited liability company.
“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible; provided, that “Assets” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Assignee” has the meaning set forth in Section 9.1(a).
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.
“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Advances and Letters of Credit).
“Bank Product” means any financial accommodation extended to a Loan Party by a Bank Product Provider in connection with Hedging Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Bank Product Provider” means each counterparty to a Bank Product Agreement if such counterparty was a Lender or an Affiliate of a Lender on the date of entering into such Bank Product Agreement; provided, however, that no such Person (other than CNB) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within such reasonable period agreed to by Agent after the provision of such Bank Product to any Loan Party.
“Bank Product Provider Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit B-1, in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider, Borrower, and Agent.
“Bankruptcy Code” means Title 11 of the United States Code, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.
“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.
“Base LIBOR Rate” means the ICE Benchmark Administration definition of the London InterBank Offered Rates as made available by Bloomberg LP (or, if such service is not available, such other successor to or substitute for such definition or such service as may be designated by Agent in accordance with customary practice in the syndicated loan market), for the applicable monthly period upon which the Interest Period is based for the LIBOR Rate Loan selected by Borrower and as quoted by Agent pursuant to the terms hereof, in the case of an initial LIBOR Rate Loan or a conversion of a Base Rate Loan to a LIBOR Rate Loan, on the date that is two (2) Eurodollar Business Days prior to the Funding Date for such LIBOR Rate Loan or, in the case of a continuation of an existing LIBOR Rate Loan, on the date that is two (2) Eurodollar Business Days before the last Eurodollar Business Day of an expiring Interest Period.
“Base Rate” means the greatest of (a) the Federal Funds Rate plus 0.50%, (b) the rate most recently announced by Agent at its principal office in Los Angeles, California as its “Prime Rate” and (c) the Daily Simple SOFR plus 1.00 percentage point.
“Base Rate Loan” means each portion of the Advances bearing interest at the Base Rate.
“Benchmark” has the meaning set forth in Section 2.18(a).
“Benchmark Replacement” has the meaning set forth in Section 2.18(a).
“Benchmark Replacement Date” has the meaning set forth in Section 2.18(a).

“Benchmark Transition Event” has the meaning set forth in Section 2.18(b).
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Borrower” has the meaning set forth in the introduction to this Agreement.
“Borrowing Base” means:
(a)if on such date there are four (or such lesser number as otherwise agreed to by Agent) or more Pledged Investments (the “Minimum Investment Condition”) has been satisfied,
(i)except as otherwise set forth below in clause (a)(iii), the Borrowing Base shall be ~~55%~~the Applicable Percentage of the Fair Market Value of ~~the~~such then extant Pledged Investments if the Total Reserves are less than the sum of $300,000,000 plus the Capital Amount; or
(ii)except as otherwise set forth below in clause (a)(iii) the Borrowing Base shall be 35% of the Fair Market Value of ~~the~~such then extant Pledged Investments, if the Total Reserves are greater than or equal to the sum of $300,000,000 plus the Capital Amount and less than the sum of $400,000,000 plus the Capital Amount; or
(iii)during any Temporary Increase Period, and so long as the Total Reserves are less than the sum of $300,000,000 plus the Capital Amount, the Borrowing Base shall be 70% of the Fair Market Value of ~~the~~such then extant Pledged Investments that are not Investment Grade Pledged Investments on such date; or
(b)if on such date either (i) the Minimum Investment Condition has not been satisfied or (ii) Total Reserves are greater than or equal to the sum of $400,000,000 plus the Capital Amount, then the Borrowing Base shall be $0.
“Business Day” means a day when major commercial banks are open for business in California and New York, New York, other than Saturdays or Sundays; provided that, when used in connection with a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Capital Amount” means, as of any date of determination, the sum of (i) cumulative net proceeds of all common or preferred equity capital raised by any Loan Party after January 31, 2024 through to such date and (ii) the amount of Credit Support available as of such date.
“Capitalized Lease Obligations” means with respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $1,000,000,000, so long as the amount maintained with any individual bank is less than or equal to $1,000,000 and is insured by the Federal Deposit Insurance Corporation, or larger amounts, to the extent that such amounts are covered by insurance which is reasonably satisfactory to Agent, (f) demand deposit accounts maintained with any of the financial institutions listed on Schedule A-2 hereto (as may be modified from time to time upon reasonably prompt written notice to the Agent following the establishment of such an account), Affiliates thereof, or any Lender that is a bank that is insured by the Federal Deposit Insurance Corporation, and (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.
“Change of Control Event” means the occurrence of any of the following events:  (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of capital stock of Guarantor entitled to vote generally in the election of directors, of thirty-five percent (35%) or more; (b) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly one-hundred percent (100%) of the outstanding membership interests of the Borrower; (c) Ares Commercial Real Estate Management LLC shall cease to be one-hundred percent (100%) owned and controlled, of record and beneficially, by Ares Management LLC or one or more of its Affiliates or (d) neither Ares Commercial Real Estate Management LLC nor any Affiliate of Ares Management LLC is actively involved on an ongoing basis in the investment decisions of Guarantor and its Subsidiaries.
“Closing Date” means the March 12, 2014.
“CNB” has the meaning set forth in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.
“Collateral” has the meaning ascribed thereto in the Security Agreement.
“Collateral Account” has the meaning ascribed thereto in the Security Agreement.
“Collections” means all cash, checks, notes, instruments, and other items of payment.
“Compensated Lender” has the meaning set forth in Section 11.2.
“Conforming Changes” means, with respect to either the use or administration of any SOFR-Based Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Interest Period,” or any similar or analogous definition, if applicable, the addition of a concept of “interest period”, if applicable, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of any breakage costs and other technical, administrative or operational matters) to this Agreement and the other Loan Documents that Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the administration thereof by Agent in a manner Agent determines in connection with the administration of this Agreement and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any Borrower.
“Contingent Obligation” means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any Debt, noncancellable lease, dividend, reimbursement obligations relating to letters of credit, or any other obligation that pertains to Debt, a noncancellable lease, a dividend, or a reimbursement obligation related to letters of credit (each, a “primary obligation”) of any other Person (“primary obligor”) in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, or (c) to purchase or make payment for any Asset, securities, services, or noncancellable lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation.
“Contractual Obligation” means, as applied to any Person, any material provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which any of its Assets is subject.

“Credit Support” means any guarantee, equity contribution agreement, equity call agreement, demand note, letter of credit, surety bond, swap agreement, put or call option or other obligation, right or asset intended to support the repayment of Advances when due hereunder, in each case, to the extent provided by an Acceptable Credit Entity and mutually acceptable to the Borrower and the Lenders.
“Credit Support Side Letter” means that certain letter agreement between the Borrower and the Agent, dated as of ~~July [ ]~~August 2, 2024.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.
“Daily Simple SOFR” means, for any day (a “SOFR Interest Day”), a rate per annum (rounded upward to the next one-sixteenth (1/16th) of one percentage (0.0625%), if necessary) equal to the greater of (a) SOFR for the day that is two (2) Business Days prior to (i) if such SOFR Interest Day is a Business Day, such SOFR Interest Day or (ii) if such SOFR Interest Day is not a Business Day, the Business Day immediately preceding such SOFR Interest Day and (b) 0.35% ; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.
“Daily Simple SOFR Loan” means each portion of the Advances bearing interest based upon Daily Simple SOFR.
“Debt” with respect to any Person, means: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof; provided, that “Debt” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.
“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement on the date that it is required to do so under this Agreement, (b) notified Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one Business Day after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement within one Business Day of the date that it is required to do so under this Agreement, unless the subject of a good faith dispute, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Federal Funds Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans.
“Deficiency Amount” has the meaning set forth in Section 6.5.
“Deposit Account” means any “deposit account” (as that term is defined in the UCC).
“Designated Account” means account number 8188090603 of Ares Commercial Real Estate Corporation maintained with Bank of America, or such other deposit account of Borrower (located within the United States) designated, in writing, from time to time, by Borrower to Agent.
“Direct Competitor” means any Person who is a direct competitor of Borrower if Agent or the assigning Lender have actual knowledge of the foregoing (including, upon notification by Borrower); provided, that in connection with any assignment or participation, the assignee with respect to such proposed assignment that is an investment bank, a commercial bank, a finance company, a fund or other entity which merely has an economic interest in any such Person, and is not itself such a direct competitor of Borrower, shall be deemed not to be a Direct Competitor for the purposes of this definition so long as it does not exercise direct control over, or is controlled directly by or under common control with, such Person that is a direct competitor of Borrower.
“Disclosure Statement” means that certain statement, executed and delivered by a Responsible Officer of Borrower, that sets forth information regarding or exceptions to the representations, warranties, and covenants made by Borrower herein, as amended from time to time in accordance with this Agreement.
“Distribution” has the meaning set forth in Section 6.5.
“Dollars” or “$” means United States dollars.
“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Lender, (e) any Affiliate (other than individuals) of a Lender, (f) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower, except in the case of a proposed assignment to a Direct Competitor, and Agent shall not be unreasonably withheld, delayed, or conditioned), and (g) during the continuation of (i) a Payment Default or an Insolvency Default or (ii) any other Event of Default that has been continuing for a period of at least 30 days, any other Person approved by Agent which approval shall not be unreasonably withheld, delayed or conditioned; provided that in no event shall a Loan Party or an Affiliate of a Loan Party constitute an Eligible Transferee.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.
“Eurocurrency Reserve Requirement” means the sum (without duplication) of the rates (expressed as a decimal) of reserves (including, without limitation, any basic, marginal, supplemental, or emergency reserves) that are required to be maintained by banks during the Interest Period under any regulations of the Federal Reserve Board, or any other governmental authority having jurisdiction with respect thereto, applicable to funding based on so-called “Eurocurrency Liabilities”, including Regulation D (12 CFR 224).
“Eurodollar Business Day” means any Business Day on which major commercial banks are open for international business (including dealings in Dollar deposits) in New York, New York and London, England.
“Event of Default” has the meaning set forth in Article VII of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Revolver Commitment pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Revolver Commitment (other than pursuant to an assignment request by Borrower under Section 11.2) or (ii) in the case of a Lender, such Lender changes its lending office, except in each case to the extent that, pursuant to Section 10.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.11(b), (c) or (j) and (d) any Taxes imposed under FATCA.
“Extended Maturity Date” has the meaning set forth in Section 3.3.
“Fair Market Value” shall mean, (a) with respect to any Investment Grade Pledged Investment, the Investment Grade Investment Fair Market Value, or (b) with respect to any Pledged Investment at any time, (~~a~~i) the sum of (~~i~~A) the outstanding principal amount of such Pledged Investment plus (~~ii~~B) any proceeds of such Pledged Investment consisting of Cash and Cash Equivalents held in the Collateral Account minus (~~b~~ii) the amount of any impairment charge or other reduction in value determined by Borrower in its sole discretion with respect to such Pledged Investment (such impairment charge or other reduction in value to be reasonably determined by Borrower in a manner that is consistent with the calculations of impairment charges or other reductions in value with respect to such Pledged Investments reported by Guarantor to the holders of its Securities or on the Borrower’s or Guarantor’s financial statements) and that has been designated as such by the Borrower in a Pledged Investments Certificate delivered in accordance with Section 5.2 (provided that Borrower may reverse or reduce the amount of any such charge by delivery of a subsequent Pledged Investments Certificate).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“Fee Letter” means that certain fee letter, dated contemporaneously herewith, between Borrower and Agent.
“FINRA” means the Financial Industry Regulatory Authority.
“FL3 Entity” means any of FL3 Holder, FL3 LLC or FL3 Ltd.
“FL3 Holder” means ACRC 2017-FL3 Holder LLC, a Delaware limited liability company.
“FL3 Indenture” means that certain Indenture, dated on or about Match 2, 2017, among FL3 Ltd, as issuer, FL3 LLC, as co-issuer, Wells Fargo Bank, National Association, as advance agent and note administrator, and Wilmington Trust, National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time.
“FL3 LLC” means ACRE Commercial Mortgage 2017-FL3 LLC, a Delaware limited liability company.
“FL3 Ltd” means ACRE Commercial Mortgage 2017-FL3 Ltd., a Cayman Limited Liability Company.
“Funding Date” means the date on which any Advance is made by the Lenders.
“Funding Losses” has the meaning set forth in Section 2.6(b)(ii).
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
“Governmental Authority” means any federal, state, local, or other governmental department, commission, board, bureau, agency, central bank, court, tribunal, or other instrumentality, domestic or foreign.
“Guarantor” means Ares Commercial Real Estate Corporation, a Maryland corporation.
“Guaranty” means that certain general continuing guaranty, dated contemporaneously herewith, by the Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Highest Lawful Rate” means the maximum non-usurious interest rate, as in effect from time to time, that may be charged, contracted for, reserved, received, or collected by a Lender in connection with this Agreement or the other Loan Documents.
“Holdout Lender” has the meaning set forth in Section 11.2.
“Indemnified Liabilities” has the meaning set forth in Section 8.2.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 8.2.
“Initial Maturity Date” has the meaning set forth in Section 3.3.
“Insolvency Default” means an Event of Default described in Sections 7.1(d), (e) or (f) hereof.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by Borrower, Guarantor, and Agent, the form and substance of which is reasonably satisfactory to Agent.
“Interest Payment Date” means the first day of each month.
“Interest Period” means (a) with respect to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is made (including the date a Base Rate Loan or Daily Simple SOFR Loan is converted to a Term SOFR Loan or a Term SOFR Loan is continued) and ending on the numerically corresponding day of the calendar month that is one, three or six months thereafter, as specified in the Request for Borrowing (in each case subject to the availability thereof); provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (b) with respect to any LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is made (including the date a Base Rate Loan is converted to a LIBOR Rate Loan, or a LIBOR Rate Loan is renewed as a LIBOR Rate Loan, which, in the latter case, will be the last day of the expiring Interest Period) and ending on the date which is one (1), three (3), six (6) months, or, if available to all Lenders, twelve (12) months thereafter, as selected by Borrower; provided, however, that no Interest Period may extend beyond the Maturity Date.
“Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or beneficial interest in, stock, instruments, bonds, debentures or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution by such Person to any other Person, including all indebtedness and accounts receivable due from that other Person that did not arise from sales or the rendition of services to that other Person in the ordinary and usual course of such Person’s business, and deposit accounts (including certificates of deposit).
“Investment Grade Investment Fair Market Value” shall mean, with respect to any Investment Grade Pledged Investment at any time, (a) the sum of (i) the outstanding principal amount of such Pledged Investment plus (ii) any proceeds of such Investment Grade Pledged Investment consisting of Cash and Cash Equivalents held in the Collateral Account minus (b) the amount of any impairment charge or other reduction in value reasonably determined by Borrower by reference to the then current Pricing Sources with respect to such Investment Grade Pledged Investment (such impairment charge or other reduction in value to be reasonably determined by Borrower by reference to the then current Pricing Sources in a manner that is consistent with the calculations of impairment charges or other reductions in value with respect to such Investment Grade Pledged Investments reported by Guarantor to the holders of its Securities or on the Borrower’s or Guarantor’s financial statements) and that has been designated as such by the Borrower in a Pledged Investments Certificate delivered in accordance with Section 5.2 (provided that Borrower may reverse or reduce the amount of any such charge by reference to the then Pricing Sources by delivery of a subsequent Pledged Investments Certificate).
“Investment Grade Pledged Investment” means, as of any date of determination, a Pledged Investment that, (i) has a rating of at least AA- from any of S&P, Moody’s or Kroll Bond Rating Agency, LLC, in each case, as of such date and (ii) with respect to which a copy of each of the current Pricing Sources related thereto has been delivered to the Administrative Agent within 30 days prior to such date.
“Issuing Lender” means CNB or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.10.
“July 2014 Credit Agreement” means that certain Credit Agreement, dated as of July 30, 2014, by and among Borrower, the lenders party thereto, and CNB, as arranger and administrative agent as amended, supplemented, or otherwise modified as permitted hereunder.
“July 2014 Loan Documents” means the July 2014 Credit Agreement and the other “Loan Documents” as such term is defined in the July 2014 Credit Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplement, restatement, replacement or refinancing thereof, as amended, modified, supplemented or restated from time to time in accordance with the terms of the July 2014 Credit Agreement.
“L/C Disbursement” means a payment made by the Issuing Lender to a beneficiary of a Letter of Credit pursuant to such Letter of Credit.
“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 9.1.
“Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.
“Lender Group Expenses” means all (a) reasonable and documented costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or any other Loan Party under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) reasonable and documented fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower or any other Loan Party, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and, if required, including searches with the United States Patent and Trademark Office, or the United States Copyright Office, the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Fee Letter), and if reasonably requested by the Agent, real estate surveys, real estate title policies and endorsements, and environmental examinations, but excluding, for the avoidance of doubt, any Taxes of Agent, (c) reasonable and documented costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) reasonable and documented costs and expenses paid or incurred by Agent or any Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (e) reasonable and documented fees and expenses of Agent (including internal allocations of costs) related to collateral examinations of the books of the Loan Parties to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement or the Fee Letter, (f) reasonable and documented costs and expenses of third party claims or any other suit paid or incurred by the Agent or any Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Loan Party, (g) Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys fees of one counsel) incurred in structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (h) Agent’s and each Lender’s reasonable and documented costs and expenses (including attorneys, accountants, consultants, and other advisors reasonable and documented fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors reasonable and documented fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any other Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Letter of Credit” has the meaning set forth in Section 2.10(a).
“Letter of Credit Fee” has the meaning set forth in Section 2.3(d).
“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.
“LIBOR Rate” means the rate per year (rounded upward to the next one-thousandth (1/1000th) of one percent (0.001%), if necessary) determined by Agent to be the quotient of (a) the Base LIBOR Rate divided by (b) one minus the Eurocurrency Reserve Requirement for the Interest Period; which is expressed by the following formula:
    Base LIBOR Rate divided by (1 - Eurocurrency Reserve Requirement).
“LIBOR Rate Loan” means each portion of an Advance bearing interest at the LIBOR Rate.

“Lien” means any lien, hypothecation, mortgage, pledge, assignment (including any assignment of rights to receive payments of money) for security, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
“Loan” means an Advance made by the Lenders (or Agent on behalf thereof) to Borrower pursuant to Section 2.1 of this Agreement, and “Loans” means all such Advances.
“Loan Account” has the meaning set forth in Section 2.12.
“Loan Documents” means this Agreement, the Guaranty, the Letters of Credit, the Fee Letter, the Security Agreement, the Intercompany Subordination Agreement, and any and all other documents, agreements, or instruments that have been or are entered into by Borrower or Guarantor, on the one hand, and Agent, on the other hand, in connection with the transactions contemplated by this Agreement.
“Loan Party” means Borrower or Guarantor, and “Loan Parties” means, collectively, jointly and severally, Borrower and the Guarantor.
“Margin Securities” means “margin stock” as that term is defined in Regulation U of the Federal Reserve Board.
“Material Adverse Effect” means, with respect to a specified Person, a material and adverse effect on the business, operations, Assets, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole.
“Maturity Date” means (a) the Extended Maturity Date if the One Year Extension Option is available to, and exercised, by Borrower in accordance with the terms and conditions of Section 3.3, (b) the Second Extended Maturity Date if the Second Year Extension Option is available to, and exercised, by Borrower in accordance with the terms and conditions of Section 3.3 and (c) at all other times, the Initial Maturity Date.
“Maximum Revolver Amount” means $75,000,000.
“Obligations” means (a) all loans (including the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to Borrower’s Loan Account pursuant hereto), contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations (including indemnification obligations), fees (including the Letter of Credit Fee and the fees provided for in the Fee Letter), charges, costs, expenses (including Lender Group Expenses) (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description incurred and outstanding by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“One Year Extension Option” has the meaning set forth in Section 3.3.
“Originating Lender” has the meaning set forth in Section 9.1(e).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.2).
“Participant” has the meaning set forth in Section 9.1(e).
“Payment Default” means an Event of Default described in Section 7.1(a) hereof.
“Performing Obligations” means, with respect to any Investment of Borrower, all covenants and obligations set forth in the agreements governing such Investments and instruments (if any) evidencing such Investments, including but not limited to payment obligations, are complied with in all material respects by the parties thereto in accordance with the terms thereof (giving effect to any grace period or cure periods therein).
“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.
“Permitted Liens” means: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not, at such time, required by Section 5.4 hereof, (b) any attachment or judgment Lien either in existence less than 30 calendar days after the entry thereof, or with respect to which execution has been stayed, or with respect to which payment in full above any applicable deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage), and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds, or other instruments serving a similar purpose in connection with the appeal of any such judgment, in each case, so long as such judgments do not constitute an Event of Default under Section 7.1(h) of the Agreement, (c) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of Borrower, (d) Liens granted by Borrower to Agent in order to secure its Obligations under this Agreement and the other Loan Documents and Bank Product Agreements to which it is a party, (e) Liens and deposits in connection with workers’ compensation, unemployment insurance, social security and other legislation affecting Borrower and its Subsidiaries, (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees for sums that are not yet delinquent or are being contested in good faith, (g) Liens described in the Disclosure Statement with respect to Section 4.8 hereof, if any, but not the extension of coverage thereof to other property or assets, (h) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, (i) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, (j) Liens in connection with the financing of insurance premiums in the ordinary course of business which attach solely to the proceeds thereof or any premium refund, (k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by Borrower incurred in the ordinary course of business and in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder), (l) Liens encumbering customary initial deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts and other brokerage accounts incurred in the ordinary course of business, (m) Liens deemed to exist as a matter of law in connection with permitted repurchase obligations incurred in the ordinary course of business or set-off rights, (n) Liens in favor of collecting banks arising under Section 4-210 of the UCC, (o) Liens on the equity Securities of any Subsidiary of the Borrower and the proceeds thereof securing Debt of such Subsidiary and any guaranty by Borrower of any such Debt, (p) Liens granted under the ACRC Pledge and Account Control Agreement (as in effect on the Closing Date), to the extent that such Liens solely secure the Debt described in the ACRC Pledge and Account Control Agreement (as in effect on the Closing Date) as being secured by such Liens, (q) Liens granted by Guarantor to Ares Management LLC in and to the Securities of ACRC Holdings LLC pursuant to the terms of the Pledge Agreement (as defined in the July 2014 Credit Agreement), and (r) other Liens granted by Borrower in the ordinary course of its business with respect to obligations that do not exceed $100,000 in the aggregate.
“Person” means and includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.
~~“PH” means Paul Hastings LLP.~~
“Pledged Investments” means Borrower’s or a Guarantor’s now owned or hereafter acquired right, title, and interest in and to the Investments set forth on Schedule B-1 (as such Schedule may be updated from time to time in accordance with Section 5.2(a)) and the proceeds and products, whether tangible or intangible, of any of the foregoing so long as such Investments

(a) are subject to a valid and perfected first priority Agent’s Lien, (b) are owned by Borrower or a Guarantor free and clear of all other Liens (other than Liens in favor of Agent), and (c) constitute Performing Obligations (or in the case of Stock issued by FL3 Holder that constitutes an Investment, such securities issued by FL3 LLC and FL3 Ltd that are held by FL3 Holder shall constitute Performing Obligations). Unless otherwise agreed by Agent in writing, an Investment shall not be included as nor constitute a Pledged Investment if:
(a)(i) such Investment (the “Designated Investment”) does not constitute a Performing Obligation (or in the case of Stock issued by FL3 Holder that constitutes an Investment, such securities issued by FL3 LLC and FL3 Ltd that are held by FL3 Holder does not constitute a Performing Obligations) or does not constitute secured Debt held directly by Borrower or a Guarantor or, in the case of a Designated Investment consisting of Stock issued by FL3 Holder that constitutes an Investment, securities issued by FL3 LLC and FL3 Ltd and are held by FL3 Holder so long as 100% of the Stock issued by FL3 Holder is held by Borrower or a Guarantor, (ii) the following fraction (expressed as a percentage): (A) the sum of the aggregate principal balance of such secured Debt evidenced by the Designated Investment (or in the case of a Designated Investment consisting of Stock issued by FL3 Holder, such secured Debt issued by FL3 LLC and FL3 Ltd that are held by FL3 Holder) plus the aggregate principal amount of all other Debt secured by a Lien on the collateral securing the Debt evidenced by the Designated Investment (or in the case of a Designated Investment consisting of Stock issued by FL3 Holder, the aggregate principal amount of all other Debt secured by a Lien on the collateral securing the Debt issued by FL3 LLC and FL3 Ltd) divided by (B) the applicable “as is” appraised value (as of the date of origination of the Designated Investment, but subject to and reductions in the value thereof on Borrower’s books and records thereafter) for the collateral for the Debt evidenced by such Designated Investment, is greater than 90%, ~~or~~(iii) the secured Debt evidenced by the Designated Investment (other than a Designated Investment in FL3 Holder, but without limiting the provisions of clause (b) below with respect thereto) is pari passu or junior in priority (whether pursuant to the waterfall applicable to the Designated Investment, an intercreditor agreement or otherwise) to other Debt secured by a Lien on the collateral securing the Debt evidenced by the Designated Investment~~; or~~, or (iv) such Designated Investment previously was an Investment Grade Pledged Investment, but either (A) no longer has a rating of at least AA- from any of S&P, Moody’s or Kroll Bond Rating Agency, LLC, in each case, as of such date, or (B) with respect to which a copy of each of the current Pricing Sources related thereto has not been delivered to the Administrative Agent within 30 days prior to such date; or
(c)in the case of a Designated Investment consisting of Stock issued by FL3 Holder that constitutes an Investment (it being understood that the individual Investments that make up such securitization will be treated as separate Investments for determining the Minimum Investment Condition), (i) such securities issued by FL3 LLC and FL3 Ltd that are held by FL3 Holder fail to constitute Performing Obligations, (ii) 100% of the Stock issued by FL3 Holder does not constitute an Investment held by Borrower or a Guarantor that is subject to an Agent’s Lien, (iii) FL3 Holder does not hold 100% of the Stock issued by each of FL3 LLC and FL3 Ltd, (iv) any Lien (other than Permitted Liens on the Assets of any Subsidiary of Borrower or Liens securing Debt evidenced by, or Liens permitted under, the FL3 Indenture)

exists with respect to any of the Assets of any FL3 Entity, whether then owned or thereafter acquired by such FL3 Entity, or any income or profits therefrom, (v) any FL3 Entity has any Debt outstanding other than Debt evidenced by or permitted under the FL3 Indenture or (vi) the conditions in the waterfall in the FL3 Indenture (or in any documentation evidencing Debt held by any FL3 Entity) for the payments or proceeds of collateral securing the Debt issued by FL3 LLC and FL3 Ltd that are held by FL3 Holder to be applied to the payment of such Debt are not then satisfied or such payments and/or proceeds of collateral are not applied to such Debt. For the avoidance of doubt, the Fair Market Value of the Stock issued by FL3 Holder and held by Borrower shall equal the Fair Market Value of the securities issued by FL3 LLC, FL3 Ltd or any other Subsidiary of FL3 Holder, that are held by FL3 Holder.
“Pledged Investments Certificate” means a certificate in the form of Exhibit P-1 or any other form agreed to by Agent and Borrower.
“Pricing Sources” means, as of any date of determination, the current editions of each of JPMorgan Pricing Direct and Wells Fargo Commercial Electronic Office (CEO).
“Pro Rata Share” means, as of any date of determination:
(a)with respect to a Lender’s obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances,
(d)with respect to a Lender’s obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances, and
(e)with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.7), (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate amount of Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro

Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.
“Qualified Purchaser” means “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.
“Recipient” means (a) Agent, (b) any Lender and (c) any Issuing Lender, as applicable.
“Regulatory Change” has the meaning set forth in Section 2.13.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials, in each case, as required by applicable Environmental Laws.
“Replacement Lender” has the meaning set forth in Section 11.2.
“Report” has the meaning set forth in Section 10.17.
“Request for Borrowing” means an irrevocable written notice from any of the individuals identified on Exhibit R-1 attached hereto (or, in certain cases, two of such individuals, all as set forth in further detail in Exhibit R-1 attached hereto) to Agent of Borrower’s request for an Advance or for the issuance of a Letter of Credit, which notice shall be substantially in the form of Exhibit R-2 attached hereto.
“Request for Conversion/Continuation” means an irrevocable written notice from any of the individuals identified on Exhibit R-1 attached hereto (or, in certain cases, two of such individuals, all as set forth in further detail in Exhibit R-1 attached hereto) to Agent pursuant to the terms of Section 2.7, substantially in the form of Exhibit R-3 attached hereto.
“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%; provided that, (i) at any time there are 2 or more Lenders (who are not Affiliates of one another), “Required Lenders” must include at least 2 Lenders (who are not Affiliates of one another) and (ii) the Advances and Revolver Commitments of any Defaulting Lender shall be excluded for purposes of determining the Required Lenders.
“Reserves” means, as of any date of determination, any current expected credit loss reserves established by any Loan Party with respect to any Investment, property or other assets of any Loan Party in accordance with GAAP, including the aggregate amount of all current expected credit loss reserves that are reflected in the Guarantor’s most recently filed 10-Q or 10-K, as applicable.
“Responsible Officer” means the president, chief executive officer, chief operating officer, chief financial officer, secretary, general counsel, vice president, manager, treasurer or controller of a Person, or such other officer of such Person designated by a Responsible Officer in a writing delivered to Agent, in each case, to the extent that any such officer is authorized to bind Borrower or the Guarantor (as applicable).
“Revolver Commitment” means, with respect to each Lender, its commitment in respect of the Revolving Credit Facility, and, with respect to all Lenders, their commitments in respect of the Revolving Credit Facility, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1.
“Revolving Credit Facility” means the revolving credit facility described in Section 2.1(a) hereof.
“Revolving Credit Facility Usage” means, at the time any determination thereof is to be made, the aggregate Dollar amount of the outstanding Advances at such time.
“Risk Participation Liability” means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to such Letter of Credit, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender with respect thereto to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.
“SEC” means the Securities and Exchange Commission of the United States of America or any successor thereto.
“Securities” means the capital stock, membership interests, partnership interests (whether limited or general) or other securities or equity interests of any kind of a Person, all warrants, options, convertible securities, and other interests which may be exercised in respect of, converted into or otherwise relate to such Person’s capital stock, membership interests, partnership interests (whether limited or general) or other equity interests and any other securities, including debt securities of such Person.
“Securities Account” means a securities account (as that term is defined in the UCC).
“Security Agreement” means that certain security agreement, dated contemporaneously herewith, between Borrower and Agent.
“Sidley” means Sidley Austin LLP.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR-Based Rate” means Daily Simple SOFR and the Term SOFR Reference Rate, as applicable.
“SOFR Loan” means each portion of the Advances bearing interest at a SOFR-Based Rate.
“Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by Guarantor or any of its Affiliates.
“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP; provided, that no issuer of a Specified Third Party Securitization shall be considered a “Subsidiary” of Guarantor or any of its Affiliates.
“Taxes” means any tax based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium or property taxes, or conduct of business, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local, or foreign taxing authority upon any Person.
“Temporary Increase Period” means any period commencing on the date of a payoff of a Pledged Investment, or any other disposition of a Pledged Investment that would cause such Investment to no longer constitute a Pledged Investment in Agent’s sole discretion, and continuing until the earlier of (i) the date a replacement Investment reasonably satisfactory to Agent becomes a Pledged Investment hereunder or (ii) the date that is 45 days after the date of the commencement of such period (as may be extended by Agent in its sole discretion).
“Term SOFR” means, for any Interest Period for a Term SOFR Loan, the greater of (a) the Term SOFR Reference Rate (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) for a tenor comparable to the applicable Interest Period on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (b) 0.35%.
“Term SOFR Activation Notice” has the meaning set forth in Section 2.6(j).
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).
“Term SOFR Loan” means each portion of the Advances bearing interest based upon Term SOFR.
“Term SOFR Reference Rate” means the rate per annum determined by Agent as the forward-looking term rate based on SOFR.
“Total Reserves” means, as of any date of determination, the sum of (i) cumulative credit losses realized by the Loan Parties after January 31, 2024 through to the last day of the period reflected in the Guarantor’s most recently filed 10-Q or 10-K, as applicable, with respect to any Investment of any Loan Party in accordance with GAAP and (ii) the Reserves as reflected in the Guarantor’s most recently filed 10-Q or 10-K, as applicable.
“Total Unrestricted Cash” has the meaning set forth in Section 6.5.
“UCC” means the New York Uniform Commercial Code as in effect from time to time.
“Unmatured Event of Default” means an event, act, or occurrence which, with the giving of notice or the passage of time, would become an Event of Default.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Withholding Agent” means any Loan Party and Agent.
1.2Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this

Agreement to a “determination” or “designation” include estimates by Agent (in the case of quantitative determinations or designations), and beliefs by Agent (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, restatements, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable, made in accordance with the terms hereof or thereof. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations, any reference herein or in any other Loan Document to the Obligations being “paid in full” or “repaid in full” (except as set forth in Section 2.3(a)(v)), and any reference herein or in any other Loan Document to the action by any Person to repay the Obligations in full, shall mean the repayment in full in cash in Dollars (or cash collateralization or receipt of a backup letter of credit or other arrangements reasonably satisfactory to the Agent and the Issuing Lender in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. All payments hereunder or any other Loan Document in respect of the Obligations shall be made in Dollars.
Article II
AMOUNT AND TERMS OF LOANS
2.1Credit Facilities.
(a)Revolving Credit Facility.
(i)Subject to the terms and conditions of this Agreement, and during the term of this Agreement:
(A)each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans (“Advances”) to Borrower in Dollars in an aggregate amount at any one time outstanding not to exceed the lesser of (1) such Lender’s Pro Rata Share of the Maximum Revolver Amount less such Lender’s Pro Rata Share of the aggregate Letter of Credit Usage at such time and (2) the Borrowing Base less the aggregate Letter of Credit Usage at such time; provided that at no time shall the sum of such Lender’s aggregate Advances and such Lender’s Pro Rata Share of the aggregate Letter of Credit Usage exceed such Lender’s Revolver Commitment, and
(B)amounts borrowed pursuant to this Section 2.1 may be repaid at any time during the term of this Agreement and, subject to the terms and conditions of this Agreement, reborrowed prior to the Maturity Date. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(ii)No Lender with a Revolver Commitment shall have an obligation to make any Advance under the Revolving Credit Facility on or after the Maturity Date, other than Advances (if any) which are made pursuant to the provisions of Section 2.10(c) and (d) in respect of L/C Disbursements made in respect of Letters of Credit issued prior to the Maturity Date.
(iii)On the Maturity Date, the then outstanding principal balance of all Advances shall be due and payable in full in immediately available funds. In addition, at least three (3) Business Days prior to the Maturity Date, Borrower shall either (A) provide to Agent, to be held by Agent as cash collateral, for the ratable benefit of the Issuing Lender and the Lenders, immediately available funds in an amount equal to 103% of the Letter of Credit Usage as of such date (which cash collateral shall be used solely to reimburse the Issuing Lender) or (B) make other arrangements (which may include backstop letters of credit) reasonably satisfactory to the Agent and the Issuing Lender. After the Maturity Date, upon the written request therefor by Borrower, as soon as reasonably practicable after receiving such request, Agent shall return to Borrower such amounts held as cash collateral pursuant to the preceding sentence to the extent that the aggregate amount of cash collateral held by Agent exceeds 103% of the then extant Letter of Credit Usage. If at any time after the Maturity Date, the amount of such cash collateral is less than 103% of the then extant Letter of Credit Usage, promptly upon request by Agent, Borrower shall provide additional cash collateral to Agent, to the extent of such deficiency.
(b)[Intentionally Omitted].
2.2Rate Designation. Borrower shall designate each Loan as a SOFR Loan or a Base Rate Loan in the Request for Borrowing or Request for Conversion/Continuation given to Agent in accordance with Section 2.6 or Section 2.7, as applicable. Each Base Rate Loan under the Revolving Credit Facility shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000, unless such Advance is being made to pay any interest, fees, or expenses then due hereunder, in which case such Advance may be in the amount of such interest, fees, or expenses, and each SOFR Loan under the Revolving Credit Facility shall be in a minimum principal amount of $500,000 and, thereafter, in integral multiples of $100,000.
2.3Interest Rates; Payment of Principal and Interest.
(a)Borrower shall make each payment due hereunder by making, or causing to be made in Dollars in immediately available funds, the amount thereof available to Agent’s Account, not later than noon (Pacific Time), on the date of payment, for the account of the Lender Group. If Borrower fails to make any such payment in Dollars in immediately available funds when due, Borrower hereby authorizes Agent to charge such interest, Letter of Credit Fees, and all other fees and expenses provided for in this Agreement or the other Loan Documents (as and when payable hereunder or under the other Loan Documents), to Borrower’s Loan Account as an Advance, and if such amounts are charged to Borrower’s Loan Account as a an Advance, such amounts thereafter shall accrue interest at the rate then applicable to Base Rate Loans hereunder.
(i)Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full in Dollars in immediately available funds as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in Dollars in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full in Dollars in immediately available funds to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(ii)Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and applied thereto and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders in accordance with their respective Pro Rata Shares. Subject to Section 2.3(a)(iv) below, all payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:
(A)first, to pay any fees and Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,
(B)second, to pay any fees and Lender Group Expenses then due to the Lenders (other than Defaulting Lenders) under the Loan Documents, on a ratable basis, until paid in full,
(C)third, ratably to pay interest due to the Lenders (other than Defaulting Lenders) in respect of the Loans until paid in full,
(D)fourth, so long as no Application Event has occurred and is continuing, to pay the principal of all Advances then due to the Lenders (other than Defaulting Lenders) until paid in full,
(E)fifth, if an Application Event has occurred and is continuing, ratably (i) to pay the principal of all Advances then due to the Lenders (other than

Defaulting Lenders) until paid in full, and (ii) to Agent, to be held by Agent, for the ratable benefit of the Issuing Lender and the Lenders, as cash collateral in an amount up to 103% of the Letter of Credit Usage until paid in full,
(F)sixth, if an Application Event has occurred and is continuing, to pay any other Obligations (other than Obligations owed to Defaulting Lenders but including the provision of amounts to the Bank Product Providers, as cash collateral in an amount up to the amount determined by the applicable Bank Product Provider, in its Permitted Discretion, as the amount necessary to secure Borrower’s or its Subsidiaries’ Bank Product Obligations that remain outstanding), until paid in full,
(G)seventh, to pay any other Obligations owed to Lenders (other than Defaulting Lenders);
(H)eighth, to pay any Obligations owed to Defaulting Lenders until paid in full, and
(I)ninth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(iii)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.
(iv)In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(a)(ii) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.
(v)For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized.
(vi)In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

(b)Subject to Section 2.4, each Base Rate Loan shall bear interest upon the unpaid principal balance thereof, from and including the date advanced or converted, to but excluding the date of conversion or repayment thereof, at a fluctuating rate, per annum, equal to the lesser of (i) the greater of (A) the Base Rate plus 2.25 percentage point and (B) 2.65 percentage points, and (ii) the Highest Lawful Rate. Any change in the interest rate resulting from a change in the Base Rate will become effective on the day on which each change in the Base Rate is announced by Agent. Interest due with respect to Base Rate Loans shall be due and payable, in arrears, commencing on the first Interest Payment Date following the Closing Date, and continuing on each Interest Payment Date thereafter up to and including the Interest Payment Date immediately preceding the Maturity Date, and on the Maturity Date.
(c)Subject to Section 2.4, each LIBOR Rate Loan and SOFR Loan shall bear interest upon the unpaid principal balance thereof, from the date advanced, converted, or continued, at a rate, per annum, equal to the lesser of (i) the greater of (A) the LIBOR Rate or the applicable SOFR-Based Rate plus 3.25 percentage points and (B) 3.00 percentage points, and (ii) the Highest Lawful Rate. Interest due with respect to each LIBOR Rate Loan and SOFR Loan shall be due and payable, in arrears, on each Interest Payment Date applicable to that LIBOR Rate Loan or SOFR Loan, as applicable, and on the Maturity Date. Anything to the contrary contained in this Agreement notwithstanding, Borrower may not have a total of more than 8 LIBOR Rate Loans and Term SOFR Loans outstanding at any one time.
(d)Borrower shall pay Agent (for the ratable benefit of the Lenders, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.10(f)) which shall accrue at a rate equal to 3.65% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit (the “Letter of Credit Fee”). The Letter of Credit Fee shall be due and payable in arrears on each Interest Payment Date.
(e)Unless prepaid in accordance with the terms hereof, the outstanding principal balance of all Advances, together with accrued and unpaid interest thereon, shall be due and payable, in full, on the Maturity Date.
(f)The parties acknowledge that public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London InterBank Offered Rates referenced in the definition of Base LIBOR Rate. Each party to this agreement should consult its own advisors to stay informed of any such developments. The interest rate on the Loans may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform.
(g)Any Lender by written notice to Borrower (with a copy to Agent) may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note, substantially in the form of Exhibit A-2 payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.1) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns). For the avoidance of doubt, assignments of any Loans by Lenders (irrespective of whether promissory notes are issued hereunder) shall be in accordance with the provisions of Section 9.1 of this Agreement. In no event shall the delivery of a promissory note pursuant to this Section 2.3(g) constitute a condition precedent to any extension of credit hereunder.
2.4Default Rate. Upon the occurrence and during the continuance of an Event of Default, (a) all Loans then outstanding shall bear interest at a rate equal to the rate otherwise applicable to such Loan plus 2.0 percentage points, and (b) the Letter of Credit Fee shall be increased to 2.0 percentage points above the per annum rate otherwise applicable thereunder. All amounts payable under this Section 2.4 shall be due and payable on demand by Agent.
2.5Computation of Interest and Fees Maximum Interest Rate; Letter of Credit Fee.
(a)All computations of interest with respect to the Loans and computations of the fees (including the Letter of Credit Fee) due hereunder for any period shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in such period (except in the case of Base Rate Loans, which shall be 365 days (or 366 days in a leap year)). Interest shall accrue from the first day of the making of a Loan (or the date on which interest or fees or other payments are due hereunder, if applicable) to (but not including) the date of repayment of such Loan (or the date of the payment of interest or fees or other payments, if applicable) in accordance with the provisions hereof.
(b)Anything to the contrary contained in this Agreement notwithstanding, Borrower shall not be obligated to pay, and Agent shall not be entitled to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the Highest Lawful Rate. During any period of time in which the interest rates specified herein exceed the Highest Lawful Rate, interest shall accrue and be payable at such Highest Lawful Rate; provided, however, that, if the interest rate otherwise applicable hereunder declines below the Highest Lawful Rate, interest shall continue to accrue and be payable at the Highest Lawful Rate (so long as there remains any unpaid principal with respect to the Loans) until the interest that has been paid hereunder equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates otherwise specified in this Agreement. For purposes of this Section 2.5, the term “applicable law” shall mean that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of California or the laws of the United States of America.

2.6Request for Borrowing.
(a)Each Base Rate Loan shall be made on a Business Day and each SOFR Loan shall be made on a Business Day.
(b)Each Loan or Letter of Credit that is proposed to be made after the Closing Date shall be made upon written notice, by way of a Request for Borrowing, which Request for Borrowing shall be irrevocable and shall be given by telefacsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), or personal service, and delivered to Agent at 555 S. Flower Street, 24th Floor, Los Angeles, CA 90071, telefacsimile number (213) 673-9801, e-mail address brandon.feitelson@cnb.com, as follows:
(i)for a Base Rate Loan, Borrower shall give Agent notice at least one (1) Business Day prior to the date that is the requested Funding Date, and such notice shall specify that a Base Rate Loan is requested and state the amount thereof (subject to the provisions of this Article II).
(ii)on and after November 12, 2021, the Borrower shall no longer be entitled to request additional LIBOR Rate Loans, continue existing LIBOR Rate Loans, and the Lender Group shall be under no obligation to make or continue LIBOR Rate Loans. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Request for Borrowing or Request for Conversion/Continuation delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”; provided, that, for the avoidance of doubt, Funding Losses shall not include any losses incurred under Section 2.6(f) or with respect to which Borrower is required to reimburse Agent or any Lender under any other section of this Agreement). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount reasonably determined by Agent or such Lender to be the excess, if any, of (I) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (II) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to offer, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.6(b)(ii) shall be conclusive absent manifest error.

(iii)for a SOFR Loan, Borrower shall give Agent notice at least three (3) Business Days before the date the SOFR Loan is to be made, and such notice shall specify that a SOFR Loan is requested and state the amount and, in the case of a Term SOFR Loan, the Interest Period thereof (subject to the provisions of this Article II). Each Request for Borrowing shall be deemed to be a request for a SOFR Loan unless such Request for Borrowing expressly requests a Base Rate Loan. At any time that an Event of Default has occurred and is continuing, Agent may convert, and shall convert if so requested by the Required Lenders, the interest rate on all outstanding SOFR Loans to the rate then applicable to Base Rate Loans hereunder.
(c)If the notice provided for in clause (b) of this Section 2.6 with respect to a Base Rate Loan or a SOFR Loan is received by Agent not later than 10 a.m. (Pacific Time), on a Business Day such day shall be treated as the first Business Day of the required notice period. In any other event, such notice will be treated as having been received immediately before 10 a.m. (Pacific Time), of the next Business Day and such day shall be treated as the first Business Day of the required notice period.
(d)Borrower shall give Agent written notice of the commencement of any period the Minimum Investment Condition is not satisfied by telefacsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), or personal service, and delivered to Agent at 555 S. Flower Street, 24th Floor, Los Angeles, CA 90071, telefacsimile number (213) 673-9801, e-mail address brandon.feitelson@cnb.com, at least three (3) Business Days prior to the date the Minimum Investment Condition is not satisfied.
(e)Promptly after receipt of a Request for Borrowing pursuant to Section 2.6(b), Agent shall notify the Lenders, not later than 1:00 p.m. (Pacific Time) on the Business Day immediately preceding the Funding Date applicable thereto (in the case of a Base Rate Loan), or the third Business Day preceding the Funding Date (in the case of a SOFR Loan), by telecopy, electronic mail (in a format bearing a copy of the signature(s) required thereon), telephone, or other similar form of transmission, of the requested Loan. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Loan available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (Pacific Time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Loans, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring to the Designated Account immediately available funds equal to the proceeds that are requested by Borrower to be sent to Borrower in the applicable Request for Borrowing; provided, however, that Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Loan if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Article III will not be satisfied on the requested Funding Date for the applicable Loan unless such condition has been waived, or (2) the requested Loan would exceed the Availability on such Funding Date.
(f)Unless Agent receives notice from a Lender, prior to 9:00 a.m. (Pacific Time) on the date of such Loan, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata

Share of the Loan, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender (other than CNB) shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Loan on the date of such Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the Loans composing such Loan, without in any way prejudicing the rights and remedies of Borrower against the Defaulting Lender. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.
(g)(i) Notwithstanding the provisions of Section 2.3(a)(ii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (i) first, to Issuing Lender to the extent of the portion of any payment made by Issuing Lender pursuant to a Letter of Credit that was required to be, but was not, paid by the Defaulting Lender, (ii) second, to each other non-Defaulting Lender ratably in accordance with their Revolver Commitments (but only to the extent that such Defaulting Lender’s Loan was funded by such other non-Defaulting Lender), (iii) third, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrower (upon the request of Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Loans (or other funding obligations) hereunder, and (iv) fourth, from and after the date when all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (H) of Section 2.3(a)(ii). Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.11(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 11.2(a) through (c). This Section shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the non-Defaulting Lenders, Agent, Issuing

Lender, and Borrower shall have waived, in writing, the application of this Section 2.6(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.6(g)(ii) shall be released to Borrower). The operation of this Section shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent, Issuing Lender or to the Lenders other than such Defaulting Lender. Any failure by any Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund, including Borrower’s right to require Defaulting Lender to reimburse Borrower for any fees, charges or expenses incurred by Borrower under this Section 2.3(g) as a result of the failure by any Defaulting Lender to fund amounts that it was obligated to fund hereunder. In the event of a direct conflict between the priority provisions of this Section 2.6(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.6(g) shall control and govern.
(ii) If any Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:
(A)such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage (“Letter of Credit Exposure”) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ aggregate Advances plus such Defaulting Lender’s Pro Rata Share of the aggregate Letter of Credit Usage does not exceed the total of all non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrower shall within one Business Day following notice by the Agent, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrower shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Lender;
(C)if Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrower shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.3(d) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
(D)to the extent the Letter of Credit Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the non-Defaulting Lenders pursuant to Section 2.3(d) shall be adjusted in accordance with such non-Defaulting Lenders’ Letter of Credit Exposure;
(E)to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.3(d) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Lender until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;
(F)so long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Issuing Lender has not otherwise entered into arrangements reasonably satisfactory to the Issuing Lender and Borrower to eliminate the Issuing Lender’s risk with respect to the Defaulting Lender’s participation in Letters of Credit; and
(G)Agent may release any cash collateral provided by Borrower pursuant to this Section 2.3(g)(ii) to the Issuing Lender and the Issuing Lender may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrower pursuant to Section 2.10(c).
(h)All Advances shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
(i)In the event that Borrower elects to have a portion of the proceeds of any prepayment of the Loans invested or deposited in a Collateral Account pursuant to the provisions of Section 2.8(g)(iii), Agent may (in its discretion) apply such proceeds that are held in the Collateral Account at any time to the Loans in accordance with Section 2.8(g)(iii) so long as an Event of Default has occurred and is continuing.
(j)Notwithstanding anything in this Agreement to the contrary, the Lender Group shall be under no obligation to make any Term SOFR Loans hereunder, whether made in connection with a Request for Borrowing, Request for Conversion/Continuation or otherwise, until such time as the Agent has provided written notice to the Borrower (which notice may made by email) that the administration of Term SOFR is administratively feasible for the Agent and that the Lender Group are able to make Term SOFR Loans on a go forward basis (such notice, the “Term SOFR Activation Notice”). The Agent shall use commercially reasonable efforts to deliver a Term SOFR Activation Notice as soon as reasonably practical once the administration of Term SOFR is administratively feasible for the Agent and that the Lender Group are able to make Term SOFR Loans on a go forward basis; provided however that the Lender Group shall have no liability to the Loan Parties or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any failure or delay on the part of Agent to deliver a Term SOFR Activation Notice.
2.7Conversion or Continuation.
(a)Subject to the provisions of clause (d) of this Section 2.7 and the provisions of Section 2.14, Borrower shall have the option to (i) convert all or any portion of the outstanding Base Rate Loans equal to $500,000, and integral multiples of $100,000 in excess of such amount, to a SOFR Loan, and (ii) convert all or any portion of the outstanding SOFR Loans equal to $500,000 and integral multiples of $100,000 in excess of such amount, to a Base Rate Loan.
(b)Borrower shall by telefacsimile, mail, electronic mail (in a format bearing a copy of the signature(s) required thereon), personal service or by telephone (which shall be confirmed by one of the other means of delivery), subject to Section 2.7(a) above, deliver a Request for Conversion/Continuation to Agent (i) no later than 10 a.m. (Pacific Time), one (1) Business Day prior to the proposed conversion date (in the case of a conversion to a Base Rate Loan), and (ii) no later than 10 a.m. (Pacific Time), three (3) Business Days before (in the case of a conversion to, or a continuation of, a SOFR Loan). A Request for Conversion/Continuation shall specify (x) the proposed conversion or continuation date (which shall be a Business Day), (y) the amount and type of the Loan to be converted or continued, and (z) the nature of the proposed conversion or continuation.

(c)Any Request for Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and Borrower shall be obligated to convert or continue in accordance therewith.
(d)Notwithstanding anything herein to the contrary, upon the expiration of any Interest Period applicable to a LIBOR Rate Loans, such LIBOR Rate Loans shall be converted on the expiration date of the Interest Period applicable thereto to Daily Simple SOFR Loans. After the initial conversions set forth in this Section 2.7(d), such Loans shall thereafter be subject to the other provisions of this Section 2.7.
2.8Mandatory Repayment.
(a)The Revolver Commitments, including any commitment to issue any Letter of Credit, shall terminate on the Maturity Date and (without limiting Borrower’s obligations to either (i) provide to Agent cash collateral in respect of the outstanding Letters of Credit or (ii) make other arrangements (which may include backstop letters of credit) reasonably satisfactory to the Agent and the Issuing Lender, at least three (3) Business Days prior to the Maturity Date or in accordance with the provisions of Section 2.1(a)(iii)) all Loans, all interest that has accrued and remains unpaid thereon, all contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit, all unpaid fees, costs, or expenses that are payable hereunder or under any other Loan Document, and all other Obligations immediately shall be due and payable in full without notice or demand (including either (i) providing cash collateral to be held by Agent in an amount equal to 103% of the Letter of Credit Usage, (ii) making other arrangements (which may include backstop letters of credit) reasonably satisfactory to the Agent and the Issuing Lender or (iii) causing the original Letters of Credit to be returned to Agent), on the Maturity Date.
(b)In the event that, at any time, the sum of the then outstanding Revolving Credit Facility Usage and the Letter of Credit Usage exceeds the then extant amount of the Maximum Revolver Amount, then, and in each such event, promptly upon obtaining notice of such excess (and in any event within two (2) Business Days of obtaining such notice) Borrower shall repay the amount of such excess to Agent for the benefit of the Lenders.
(c)In the event that, at any time, the sum of the then outstanding Revolving Credit Facility Usage and the Letter of Credit Usage exceeds the then extant Borrowing Base, then, promptly (and in any event, within 1 Business Day of the occurrence of such excess), Borrower shall repay the amount of such excess to Agent for the benefit of the Lenders.
(d)At least once during each 6 consecutive month period, Borrower shall repay to Agent, for the benefit of the Lenders, an amount of outstanding Loans so that the outstanding principal amount of Loans shall remain at $5,000,000 or less for at least ten consecutive days thereafter; provided, that once during the term of this Agreement, at Borrower’s election upon Borrower providing written notice to Agent, so long as no Event of Default has occurred and is continuing and the Total Reserves are less than $300,000,000 plus the Capital Amount, such repayment shall only be required once during a consecutive nine (9) month period.
(e)Within 3 Business Days of the date of the issuance by Borrower of any equity Securities, Borrower shall prepay the outstanding principal amount of the Obligations (as defined in the July 2014 Credit Agreement) under the July 2014 Credit Agreement in an amount equal to 100% of the net cash proceeds (net of reserves for any reasonably expected expenses) received by Borrower in connection with such issuance. Any remaining net cash proceeds from such issuance after prepaying the outstanding principal amount of such “Obligations” under the July 2014 Credit Agreement shall be applied to prepay the Obligations. The provisions of this Section 2.8(e) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms of this Agreement.
(f)Within 3 Business Days of the date of incurrence by Borrower of any Debt (other than Debt permitted under Section 6.1), Borrower shall prepay the outstanding principal amount of the Obligations (as defined in the July 2014 Credit Agreement) under the July 2014 Credit Agreement in an amount equal to 100% of the net cash proceeds (net of reserves for any reasonably expected expenses) received by Borrower in connection with such incurrence. Any remaining net cash proceeds from the incurrence of such Debt after prepaying the outstanding principal amount of such “Obligations” under the July 2014 Credit Agreement shall be applied to prepay the Obligations. The provisions of this Section 2.8(f) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.
(g)All prepayments of the Loans made pursuant to this Section 2.8 shall (i) so long as no Application Event shall have occurred and be continuing, be applied ratably to the outstanding principal amount of the Loans, until paid in full, (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(a)(ii), and (iii) so long as an Event of Default has not occurred and is not continuing, to the extent that such prepayments are to be applied to the Advances pursuant to Section 2.8(g)(i) above, be applied, first, ratably to Advances that are Base Rate Loans, until paid in full, and, second, ratably to Advances that are LIBOR Rate Loans or SOFR Loans, until paid in full; provided, however that if Borrower provides Agent with prior written notice of Borrower’s election not to apply such proceeds to the principal amount of any such LIBOR Rate Loan or SOFR Loan prior to the last date of the Interest Period with respect to such LIBOR Rate Loans or SOFR Loan, the amount which would otherwise be applied against such LIBOR Rate Loans or SOFR Loans pursuant to this Section 2.8(g)(iii) shall instead be wired to the Collateral Account described by Borrower in such notice, pending its application by Agent pursuant to the provisions of Section 2.6(i).
2.9Voluntary Prepayments; Termination and Reduction in Commitments.
(a)Subject to the provisions of Section 2.3(a), Borrower shall have the right, at any time and from time to time, to prepay the Loans without penalty or premium. Borrower shall give Agent written notice no later than noon (Pacific Time) on the date of such prepayment with respect to Base Rate Loans, not less than 1 Eurodollar Business Day prior written notice of any such prepayment with respect to LIBOR Rate Loans, and not less than 1 Business Day prior written notice of any such prepayment with respect to SOFR Loans. In each case, such notice shall specify the date on which such prepayment is to be made (which shall be a Business Day or Eurodollar Business Day, as applicable), and the amount of such prepayment. Each such prepayment shall be in an aggregate minimum amount of $500,000 and shall include interest accrued on the principal amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding). Any voluntary prepayments of principal by Borrower of a LIBOR Rate Loan prior to the end of the applicable Interest Period shall be subject to Section 2.6(b)(ii).
(b)Borrower has the option, at any time upon 3 Business Days prior written notice to Agent, to terminate this Agreement and terminate the Revolver Commitments hereunder without penalty or premium by paying to Agent, in cash, the Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement) in full (including (x) either (i) providing immediately available funds to be held by Agent for the benefit of the Issuing Lender and the Lenders in an amount equal to 103% of the Letter of Credit Usage, (ii) making other arrangements (which may include backstop letters of credit) reasonably satisfactory to the Agent and the Issuing Lender or (iii) causing the original Letters of Credit to be returned to the Issuing Lender, and (y) providing immediately available funds (in an amount determined by the Bank Product Providers as sufficient to satisfy the reasonably estimated credit exposure) to be delivered to the Bank Product Providers on account of the Bank Product Obligations (other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement)); provided that the Revolver Commitments shall not be terminated if after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9(a), the aggregate amount of the Revolving Credit Facility Usage and Letter of Credit Usage would exceed the aggregate amount of the Revolver Commitments. Promptly following receipt of any notice, Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.9(b) shall be irrevocable; provided that a notice of termination of the Revolver Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then (subject to the proviso in the preceding sentence) the Revolver Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that are allowed by the applicable Bank Product

Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement) in full on the date set forth as the date of termination of this Agreement in such notice (including (X) either (I) providing immediately available funds to be held by Agent for the benefit of the Issuing Lender and the Lenders in an amount equal to 103% of the Letter of Credit Usage, (II) making other arrangements (which may include backstop letters of credit) reasonably satisfactory to the Agent and the Issuing Lender or (III) causing the original Letters of Credit to be returned to the Issuing Lender, and (Y) providing immediately available funds (in an amount determined by the Bank Product Providers as sufficient to satisfy the reasonably estimated credit exposure) to be delivered to the Bank Product Providers on account of the Bank Product Obligations (other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement). Any termination of the Revolver Commitments under this clause (b) shall be permanent.
(c)Borrower has the option, at any time upon 3 Business Days prior written notice to Agent, to reduce the Revolver Commitments without penalty or premium to an amount not less than the sum of (A) the Revolving Credit Facility Usage as of such date, plus (B) the principal amount of all Advances not yet made as to which a request has been given by Borrower under Section 2.6(b), plus (C) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrower pursuant to Section 2.10(a) plus (D) the Letter of Credit Usage. Each such reduction shall be in an amount which is not less than $500,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $500,000). Each notice delivered by Borrower pursuant to this Section 2.9(c) shall be irrevocable. Once reduced under this clause (c), the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its Pro Rata Share thereof.
2.10Letters of Credit.
(a)Subject to the terms and conditions of this Agreement (including without limitation the provisions of Article III and this Section 2.10(a)), upon the request of Borrower made in accordance herewith not later than seven (7) days before the Maturity Date, the Issuing Lender shall issue letters of credit denominated in Dollars for the account of Borrower and, if requested by Borrower, for the benefit of one of its Affiliates (each, a “Letter of Credit”), and, subject to the provisions of Section 2.1(a)(iii), the Issuing Lender shall amend, renew or extend any Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by any of the individuals identified on Exhibit R-1 attached hereto (or, in certain cases, two of such individuals, all as set forth in further detail in Exhibit R-1 attached hereto) and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its sole and absolute discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration of such Letter of Credit, (iv) the name and address of the beneficiary thereof, (v) the identity of Borrower’s Affiliate for whose benefit such Letter of Credit shall be issued in the event that Borrower requests that the issuing Lender issue a Letter of Credit for the benefit of one of its Affiliates, and (vi) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. It is hereby acknowledged that the Issuing Lender shall have no obligation to issue a Letter of Credit (A) if, after giving effect to the issuance of such requested Letter of Credit, (1) the Letter of Credit Usage would exceed $25,000,000, (2) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the amount of the Revolving Credit Facility Usage, or (3) the Letter of Credit Usage would exceed the Borrowing Base at such time less the amount of the Revolving Credit Facility Usage, (B) at any time when one or more of the Lenders is a Defaulting Lender, but only until such time as either (1) the Revolver Commitments of the Defaulting Lender or Defaulting Lenders have been assumed by a Lender that is not a Defaulting Lender, (2) the Maximum Revolver Amount has been reduced by the amount of such Defaulting Lender’s or Defaulting Lenders’ Revolver Commitments or (3) such Defaulting Lender’s Letter of Credit exposure has been cash collateralized, (C) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (D) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally. Agent shall provide a report to each Lender on a quarterly basis setting forth the then current Letter of Credit Usage and Lender’s Pro Rata Share thereof.
(b)Each Letter of Credit shall have an expiry date no later than the earlier to occur of (i) one year after the issuance or renewal of such Letter of Credit and (ii) the Maturity Date, and all Letters of Credit shall be in form and substance acceptable to the Issuing Lender in its sole and absolute discretion. Notwithstanding the foregoing, to the extent Borrower so requests with respect to any new Letter of Credit issued hereunder, the Issuing Lender agrees to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”). Unless otherwise directed by the Issuing Lender, Borrower shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, each Lender with a Revolver Commitment shall be deemed to have authorized the Issuing Lender to permit the renewal of such Letter of Credit at any time prior to an expiry date not later than the Maturity Date (subject to the cash collateral requirement of Section 2.1(a)(iii)); provided that the Issuing Lender shall not permit any such renewal if (x) the Issuing Lender has determined in its reasonable discretion that it would have no obligation at such time to issue such Letter of Credit in its renewed form under Section 2.10(a), or (y) it has received notice on or before the day that is seven Business Days before the renewal date from Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 3.2 (other than 3.2(d)) are not then satisfied. The foregoing to the contrary notwithstanding, any change to the face amount of any Letter of Credit shall only be made pursuant to an amendment thereto in accordance with the provisions of this Agreement, and in no event shall Agent or the Issuing Lender issue a Letter of Credit which provides for an automatic increase, automatic decrease or other automatic change to the face amount of any Letter of Credit.
(c)If the Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower shall reimburse such L/C Disbursement to the Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 1:00 p.m. (Pacific Time) on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 9:00 a.m. (Pacific Time) on such date, or, if such notice has not been received by Borrower prior to 9:00 a.m. (Pacific Time) on such date, then not later than 1:00 p.m. (Pacific Time) on the Business Day immediately following the day that Borrower receives such notice. Such reimbursement shall be made in Dollars. In the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.3. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. To the extent Borrower has provided to Agent cash or Cash Equivalents to cash collateralize outstanding Letters of Credit pursuant to the provisions of this Agreement, and if no other reimbursement obligation for a separate L/C Disbursement exists, then Agent may utilize the cash collateral to reimburse the Issuing Lender for such L/C Disbursement. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.10(d) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.
(d)Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.10(c) which is deemed to be an Advance hereunder, each Lender agrees to fund in Dollars in immediately available funds its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent in Dollars in immediately available funds, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Agent in Dollars in immediately available funds, for the account of the Issuing Lender, such Lender’s Pro

Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (c) above, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount in Dollars in immediately available funds equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.10(d) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Article III hereof. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, (i) such Lender shall be deemed to be a Defaulting Lender, (ii) Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full, and (iii) Agent shall be authorized by Borrower and each Lender to request that the Lenders fund an additional Advance equal to such Defaulting Lender’s Pro Rata Share of such L/C Disbursement (subject in any event to the limitation set forth in the proviso in Section 2.1(a)(i)(A)).
(e)Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or violation of the express terms of this Agreement by the Issuing Lender or any other member of the Lender Group. The indemnity set forth above is in addition to any other indemnity set forth in this Agreement or in any other Loan Document (including the indemnities by Borrower set forth in Section 8.2 hereof), and shall not be deemed to limit the provisions of any other indemnity or any other similar provision set forth herein or therein. Borrower agrees to be bound by the Issuing Lender’s good faith interpretations of any Letter of Credit issued by the Issuing Lender to or for Borrower’s account, even though this interpretation may be different from Borrower’s own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.
(f)Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that the issuance charge imposed by the Issuing Lender is fixed at 0.125% per annum times the undrawn amount of each Letter of Credit, which shall in no event be less than a minimum of $500 and no greater than a maximum of $1,500, and that the Issuing Lender also imposes a schedule of charges for amendments, extensions, drawings, and renewals, which shall be no more than the rates therefor that have been most recently published by CNB.
(g)If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):
    (x) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or
    (y) there shall be imposed on the Lender Group any other condition regarding any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
    For the avoidance of doubt, Sections 2.10(e)-(g) shall not apply to Taxes, which shall be governed by Section 10.11.
2.11Fees.
(a)Unused Line Fee. An unused line fee shall be due and payable quarterly in arrears on the first day of each fiscal quarter in an amount equal to 0.375% per annum times the result of (i) $75,000,000, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding fiscal quarter, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding fiscal quarter; provided that no unused line fee shall be due and payable if the average Daily Balance of Advances that were outstanding during the immediately preceding fiscal quarter was greater than 75% of the Maximum Revolver Amount. Notwithstanding the foregoing, no unused line fee shall accrue or be payable with respect to the unused Revolver Commitments of any Defaulting Lender for the period for which it is a Defaulting Lender.
(b)Fee Letter Fees. Borrower shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

2.12Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Loans made by the Lenders (or Agent on behalf thereof) to Borrower or for Borrower’s account and all interest, fees, and expenses (in each case, as and when payable hereunder or under the other Loan Documents (which shall exclude Bank Product Obligations)). Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all expenses owing, and, subject to the entries in the Register, which shall be controlling absent manifest error, such statements shall be conclusively presumed to be correct and accurate (absent manifest error) and constitute an account stated between Borrower and Agent unless, within 90 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.
2.13Increased Costs. If after the Closing Date, the adoption of, or any change in, any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Agent or the Lenders (or their Affiliates) with any request, guideline, or directive (irrespective of whether having the force of law) of any Governmental Authority (a “Regulatory Change”) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement (including any such requirement imposed by the Federal Reserve Board, but excluding with respect to any LIBOR Rate Loan any such requirement included in the calculation of the LIBOR Rate, as applicable) against Assets of, deposits with, or for the account of, or credit extended by, Agent or the Lenders (or their Affiliates) or shall impose on Agent or the Lenders (or their Affiliates) the interbank eurodollar market or any other condition affecting its LIBOR Rate Loans or its SOFR Loans, as applicable, or its obligation to make LIBOR Rate Loan or SOFR Loans, as applicable, then, Agent may, by written notice given to Borrower, require Borrower to pay to the Lender Group such additional amounts as shall compensate the Lender Group for any such increased cost, reduction, loss, or expense actually incurred by the Lender Group in connection with the Loans for the 90 day period preceding the date on which such notice is given and during each fiscal quarter thereafter. Any such request for compensation by Agent under this Section 2.13 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. Notwithstanding anything to the contrary herein, (a) the Dodd–Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives relating thereto or issued in connection therewith, all interpretations and applications thereof, and (b) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, and in each case pursuant to Basel III, for the purposes of this Agreement be deemed to be adopted subsequent to the date hereof regardless of the dated enacted, adopted or issued.
2.14Suspension of LIBOR/SOFR Loans.
(a)If Agent, on any Eurodollar Business Day, is unable to determine the Base LIBOR Rate applicable for a new, continued, or converted LIBOR Rate Loan for any reason, or any law, regulation, or governmental order, rule or determination, makes it unlawful for any Lender to make a LIBOR Rate Loan, Agent shall give notice of such changed circumstances to Administrative Borrower and (i) all LIBOR Rate Loans shall be immediately converted to Base Rate Loans.
(b)If Agent, on any Business Day, is unable to determine the SOFR-Based Rate applicable for a new or converted SOFR Loan for any reason, or any law, regulation, or governmental order, rule or determination, makes it unlawful for any Lender to fund or maintain such Loan or to continue such funding or maintaining, Agent shall give notice of such changed circumstances to Administrative Borrower and (i) all SOFR Loans shall be immediately converted to Base Rate Loans, and (ii) no Borrower shall be entitled to elect the applicable SOFR-Based Rate (whether at the time when the applicable Loan was made, upon conversion from a Base Rate Loan to such Loan, or upon continuation of such Loan) until Agent determines that it would no longer be unable, unlawful or impractical to do so.
(c)If at any time Agent shall notify Administrative Borrower that any applicable SOFR-Based Rate in respect of a Loan will not adequately reflect the cost to Agent and the Lenders of making, maintaining or continuing such Loan, (i) all SOFR Loans shall be immediately converted to Base Rate Loans, and (ii) Borrowers shall not be entitled to elect the applicable SOFR-Based Rate (whether at the time when the applicable Loan was made, upon conversion from a Base Rate Loan to such Loan) until Agent determines that the circumstances causing such suspension no longer exist.
2.15Funding Sources. Nothing herein shall be deemed to obligate the Lenders (or Agent on behalf thereof) to obtain the funds to make any Loan in any particular place or manner and nothing herein shall be deemed to constitute a representation by Agent or any Lender that it has obtained or will obtain such funds in any particular place or manner.
2.16Place of Loans. All Loans made hereunder shall be disbursed by credit to (a) with respect to Loans that are requested by Borrower to be sent to Borrower in the applicable Request for Borrowing, to the Designated Account, or (b) as may otherwise be agreed to between Borrower and Agent.
2.17Survivability. Borrower’s obligations under Section 2.13 hereof shall survive repayment of the Loans made hereunder and termination of the Revolver Commitments for a period of 90 days after such repayment and termination.
2.18Benchmark Replacement Setting.
(a)Notwithstanding anything to the contrary herein or in any other Loan Document (including Section 2.14), upon the occurrence of a Benchmark Transition Event, Agent may at any time thereafter amend this Agreement to replace the then current Benchmark with an alternate benchmark rate selected by Agent, together with any spread or other adjustment to be applied to such alternate benchmark rate (including any mathematical or other adjustments to the benchmark), giving due consideration to any evolving or then existing convention for determining a rate of interest as a replacement to such current Benchmark for U.S. dollar denominated syndicated Agent-originated loans in the U.S. market (the “Benchmark Replacement”) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to this Agreement or any other Loan Document, or further action or consent of the Borrowers, so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Lenders comprising the Required Lenders or the Borrower; provided that upon Agent’s receipt of any such notice of objection hereunder, (i) all Loans that bear interest by reference to such Benchmark shall be immediately converted to Base Rate Loans and (ii) the Borrower shall not be entitled to elect such Benchmark (whether at the time when the applicable Loan is made, or upon conversion or the continuation of a Loan) and such Benchmark shall be unavailable until such time as a Benchmark Replacement has occurred, whether pursuant to this Section 2.18(a) or mutual consent pursuant to Section 11.2. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate. If the Benchmark Replacement as so determined would be less than 0.35%, the Benchmark Replacement will be deemed to be 0.35% for the purposes of this Agreement. Any such amendment will become effective at 5:00 p.m. Pacific Time on the effective date specified in such amendment (such date, the “Benchmark Replacement Date”).
(b)As used in this Section 2.18: (i) “Benchmark” means, initially, with respect to any SOFR Loan, the SOFR-Based Rate upon which such SOFR Loan is based; provided that if a Benchmark Replacement Date has occurred with respect to any such SOFR-Based Rate or any then current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to this Section 2.18; and (ii) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to a then current Benchmark: (A) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); (B) a public statement or publication of information by a governmental authority having jurisdiction over Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); (C) a public statement or publication of information by a governmental authority having jurisdiction over Agent or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark is no longer, or as of a specified future date will no longer be, representative or is not in compliance or aligned, or as a specified future date will be in compliance or aligned, with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; (D) the circumstances set forth in Section 2.14 have arisen and such circumstances are unlikely to be temporary; or (E) Agent has determined that U.S. dollar denominated syndicated loans in the U.S. market are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the then current Benchmark.
(c)In connection with the implementation of a Benchmark Replacement, Agent will have the right from time to time to make Conforming Changes. Agent will promptly notify Administrative Borrower and the Lenders of the implementation of any Conforming Changes.
(d)Any determination, decision or election that may be made by Agent pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in Agent’s sole discretion and without consent from any Borrower, except, in each case, as expressly required pursuant to this Section 2.18.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then current Benchmark is a term rate and either (A) the tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that the tenor for such Benchmark is or will be no longer representative, or is not or will no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition, if any) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if the tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition, if any) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
2.19Mitigation of Obligations. If any Lender or the Issuing Lender requests compensation under Section 2.10(g) or Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.11, then such Lender or the Issuing Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Lender or the Issuing Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Sections 2.10(g), 2.13, or 10.11, as applicable, and (ii) in the reasonable judgment of such Lender or the Issuing Lender, such designation or assignment would not subject such Lender or the Issuing Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the Issuing Lender. Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or the Issuing Lender in connection with any such designation or assignment.
2.20Rates Disclaimer. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any SOFR-Based Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any SOFR-Based Rate or any other Benchmark, or (b) the effect, implementation or composition of any Conforming Changes. Agent may select information sources or services in its reasonable discretion to ascertain any SOFR-Based Rate or any component thereof or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Loan Parties or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of any SOFR-Based Rate, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Borrower of the effectiveness of any Conforming Changes.
Article III
CONDITIONS TO LOANS
3.1Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit hereunder is, in addition to the conditions set forth in Section 3.2 hereof, subject to the fulfillment, to the reasonable satisfaction of Agent and each Lender and its counsel, of each of the following conditions on or before the Closing Date:
(a)Borrower shall have executed and delivered to Agent the Disclosure Statement required under this Agreement. The form and content of the Disclosure Statement shall be reasonably satisfactory to Agent;
(b)Agent shall have received this Agreement, the Fee Letter, the Guaranty, the Security Agreement, the Intercompany Subordination Agreement and each other

Loan Document not previously delivered to it, each duly executed and delivered by each party thereto (other than Agent or any Lender), each in form and substance reasonably satisfactory to Agent;
(c)Agent shall have received the written opinions, dated the date of this Agreement, of counsel to Borrower, with respect to this Agreement, which written opinions shall be in form and substance reasonably satisfactory to Agent and its counsel;
(d)Agent shall have received certified copies of all effective financing statements, if any, which name as debtor Borrower, in each case, none of which statements shall evidence Liens other than Permitted Liens;
(e)Agent shall have received a certificate of status with respect to each Loan Party dated within 30 days of the date of this Agreement, or confirmed by telefacsimile, if telefacsimile confirmation is available, such certificate to be issued by the Secretary of State of the jurisdiction of organization of each Loan Party, which certificate shall indicate that such Loan Party is in good standing in such State;
(f)Agent shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which such Loan Party’s failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Loan Party is in good standing or duly qualified in such jurisdictions;
(g)Agent shall have received a copy of each Loan Party’s Governing Documents, certified by a Responsible Officer with respect to such Loan Party;
(h)Agent shall have received a copy of the resolutions or the unanimous written consent with respect to each Loan Party, certified as of the Closing Date by a Responsible Officer of such Loan Party, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Loan Party in connection herewith and therewith;
(i)Agent shall have received a signature and incumbency certificate of the Responsible Officer with respect to Borrower executing this Agreement, the Fee Letter, the Security Agreement, and the other Loan Documents not previously delivered to Agent to which Borrower is a party, certified by a Responsible Officer with respect to Borrower;
(j)Agent shall have received a signature and incumbency certificate of the Responsible Officer with respect to Guarantor executing the Guaranty and the other Loan Documents not previously delivered to Agent to which Guarantor is a party, certified by a Responsible Officer with respect to Guarantor;

(k)Borrower shall have paid all fees due on the Closing Date pursuant to the Fee Letter;
(l)Agent shall have received a certificate executed by a Responsible Officer with respect to each Loan Party to the effect that such Loan Party has obtained all orders, consents, approvals, and other authorizations and has made all filings and other notifications (governmental or otherwise) required in connection with the Loan Documents, other than orders, consents, approvals, authorizations, filings or notifications the failure to obtain or make, as applicable, which could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole;
(m)Agent shall have received a certificate executed by a Responsible Officer with respect to each Loan Party to the effect that no litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened that could reasonably be expected to have: (i) a material adverse effect on the ability of the Loan Parties, taken as a whole, to repay the Loans and the Letters of Credit, or (ii) a Material Adverse Effect on the Loan Parties, taken as a whole; and
(n)all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Agent and its counsel.
3.2Conditions Precedent to All Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advance hereunder (or to extend any other credit hereunder) is subject to the fulfillment, at or prior to the time of the making of such extension of credit, of each of the following conditions:
(a)the representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality) on and as of the date of such extension of credit as though made on and as of such date (except to the extent that such representations and warranties solely relate to an earlier date);
(b)no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making of such extension of credit;
(c)Borrower shall have delivered to Agent a Request for Borrowing pursuant to the terms of Section 2.6 hereof;
(d)the proceeds of such extension of credit shall have been, and shall be (after giving effect to such requested extension of credit), used to (i) fund certain fees, costs and expenses incurred in connection with this Agreement and the other Loan Documents, (ii) finance Investments by Borrower, and (iii) finance general working capital needs and other corporate purposes of the Borrower; and

(e)solely in the case of the first extension of credit hereunder, all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement for which the Borrower received an invoice at least 2 Business Days prior to the date of such extension of credit.
3.3Maturity Date. This Agreement shall continue in full force and effect for a term ending on the earlier of (the “Initial Maturity Date”): (a) March 10, 2025, and (b) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents; provided, however, that to the extent no Event of Default or Unmatured Event of Default has occurred and is continuing at any time on or after December 31, 2024, Borrower shall have the option at any time prior to the Initial Maturity Date (the “One Year Extension Option”) to extend the term of this Agreement for a one (1) year period beyond the Initial Maturity Date (the “Extended Maturity Date”) to March 10, 2026, so long as Borrower (i) pays any and all fees that are required to be paid in connection therewith pursuant to the terms of the Fee Letter (ii) provides written notice to Agent of the exercise by Borrower of the One Year Extension Option and (iii) certifies that the Total Reserves as of the date of such certification are less than the sum of $250,000,000 plus the Capital Amount.
Article IV
REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower makes the following representations and warranties which, except as set forth in the Disclosure Statement with a specific reference to the Section of this Article IV affected thereby, shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality), as of the Closing Date, on and as of the date of each Loan, and on and as of the date of each issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein), as though made on and as of the date of the making of such Loan or on and as of the date of such issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:
4.1Due Organization. Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower.

4.2Interests in Borrower.
(a)As of the Closing Date, all of the equity interests in Borrower are owned by the Persons identified in the Disclosure Statement.
(b)Borrower may amend the Disclosure Statement with respect to this Section 4.2 to reflect changes that would not, individually or in the aggregate, result in a Change of Control Event.
4.3Requisite Power and Authorization. Borrower has all requisite limited liability company power to execute and deliver this Agreement and the other Loan Documents to which it is a party, and to borrow the sums provided for in this Agreement. Borrower has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole. The execution, delivery, and performance of this Agreement and the other Loan Documents have been duly authorized by Borrower and all necessary limited liability company action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained (except for such consents or approvals as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole).
4.4Binding Agreements. This Agreement and the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms except as the enforceability hereof or thereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) equitable principles of general applicability (whether considered in a proceeding in equity or law).
4.5Other Agreements. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by Guarantor of the Loan Documents to which it is a party, do not and will not: (a) violate (i) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on any Loan Party, (ii) any order of any domestic Governmental Authority, court, arbitration board, or tribunal binding on any Loan Party, or (iii) the Governing Documents of any Loan Party, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets of any Loan Party pursuant to, any Contractual Obligation of any Loan Party, or (c) require termination of any Contractual Obligation of any Loan Party, or (d) constitute a tortious interference with any Contractual Obligation of any Loan Party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.

4.6Litigation: Adverse Facts.
(a)There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of any Loan Party) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the actual knowledge of Borrower, threatened in writing against or affecting any Loan Party, that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including Borrower’s ability to repay any or all of the Loans when due);
(b)None of the Loan Parties is: (i) in violation of any applicable law in a manner that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in a manner that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under the Loan Documents to which it is a party (including Borrower’s ability to repay any or all of the Loans when due); and
(c)(i) there is no action, suit, proceeding or, to the best of Borrower’s knowledge, investigation pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting any Loan Party that questions the validity or the enforceability of this Agreement or other the Loan Documents, and (ii) there is no action, suit, or proceeding pending against or affecting any Loan Party pursuant to which, on the date of the making of any Loan hereunder or on the date of each issuance of, renewal of, or amendment to any Letter of Credit (other than technical amendments to any Letter of Credit that do not change the maturity date thereof, the face amount thereof, the amount of any fees or other charges with respect thereto, or any other material term set forth therein), there is not in effect a binding injunction that could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement or the other Loan Documents.
4.7Government Consents. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any Governmental Authority is required in connection with the execution, delivery, and performance by the Loan Parties of the Loan Documents to which they are a party, in each case, except as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.8Title to Assets; Liens. Except for Permitted Liens, all of the Collateral and equity Securities issued by the Loan Parties’ Subsidiaries held by the Loan Parties are free from all Liens of any nature whatsoever. Except for Permitted Liens, the Loan Parties have good and sufficient title to all of their Collateral and equity Securities issued by the Loan Parties’

Subsidiaries held by the Loan Parties. Neither this Agreement, nor any of the other Loan Documents, nor any transaction contemplated under any such agreement will affect any right, title, or interest of any Loan Party in and to any of the Collateral in a manner that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.9Payment of Taxes. All tax returns and reports of the Loan Parties (and all parent entities of such Loan Parties with which any Loan Party is or has been consolidated or combined) required to be filed by it have been timely filed (inclusive of any permitted extensions), and all Taxes, governmental assessments, fees, and amounts required to be withheld and paid to a Governmental Authority and all other governmental charges in excess of $10,000 in the aggregate imposed upon the Loan Parties, and upon their Assets, income, and franchises, that are due and payable have been paid, except to the extent that: (a) the failure to file such returns or reports, or pay such Taxes, assessments, fees, withholdings, or other governmental charges, as applicable, could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or (b) other than with respect to Taxes, assessments, fees, withholdings, charges or claims which have become a federal tax Lien upon any of any Loan Party’s Assets, such Tax, assessment, fee, withholding, charge, or claim is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, and an adequate reserve or other appropriate provision, if any, shall have been made as required in order to be in conformity with GAAP. Borrower does not know of any proposed, asserted, or assessed tax deficiency against it or Guarantor that, if such deficiency existed and had to be rectified, could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.10Governmental Regulation.
(a)The Loan Parties are not, nor immediately after the application by Borrower of the proceeds of the Loans will they be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
(b)No Loan Party holds any interest in any Margin Securities. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
(c)No Loan Party is subject to regulation under the Federal Power Act or any federal, state, or local law, rule, or regulation generally limiting its ability to incur Debt.
4.11Disclosure. No representation or warranty of any Loan Party contained in this Agreement or any other document, certificate, or written statement furnished to Agent or any Lender by or on behalf of Borrower with respect to the business, operations, Assets, or condition (financial or otherwise) of the Loan Parties for use solely in connection with the transactions contemplated by this Agreement (other than projections, pro forma financial statements and budgets and information of a general economic or industry-wide nature) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact actually known to Borrower (other than matters of a general economic industry-wide nature) that Borrower believes reasonably could be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, that has not been disclosed herein or in such other documents, certificates, and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.
4.12Debt. Borrower does not have any Debt outstanding other than Debt permitted by Section 6.1 hereof.
4.13Existing Defaults. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations contained in any Contractual Obligation applicable to it, and no condition exists which, with or without the giving of notice or the lapse of time, would constitute a default under any such Contractual Obligation, except, in any such case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
4.14No Default; No Material Adverse Effect.
(a)No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any proposed Loan or Letter of Credit.
(b)No event or development has occurred which could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties, taken as a whole.
4.15Pledged Investments. As to each Investment that is identified by Borrower as a Pledged Investment on the Schedule B-1 or the most recent Pledged Investments Report submitted to Agent, such Pledged Investments (a) are subject to a valid and perfected first priority Agent’s Lien, (b) are owned by Borrower free and clear of all other Liens (other than Liens in favor of Agent) and (c) constitute Performing Obligations.
Article V
AFFIRMATIVE COVENANTS OF BORROWER
    Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations (including Obligations in respect of Letters of Credit, unless all such Letters of Credit are cancelled, expire or are cash collateralized or other satisfactory arrangements are made in accordance with the provisions of Section 2.8(a) hereof, other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement) and all other amounts due hereunder, and except as set forth in the Disclosure Statement with specific reference to the Section of this

Article V affected thereby concerning matters which do not conform to the covenants of this Article V, Borrower will do each and all of the following:
5.1Accounting Records and Inspection. Maintain adequate financial and accounting books and records (which may be in the form of the consolidated financial statements and records of Guarantor) in accordance with sound business practices and, to the extent so required, GAAP consistently applied, and permit any representative of Agent (and after the occurrence and during the continuance of an Event of Default, any representatives of each Lender) upon reasonable notice to Borrower, at any time during usual business hours, to inspect, audit, and examine such books and records and to make copies and take extracts therefrom, and to discuss its affairs, financing, and accounts with Borrower’s or Guarantor’s officers and independent public accountants (provided that Borrower shall have the opportunity to be present at any meeting with its independent public accountants); provided that unless an Event of Default has occurred and is continuing, no more than one inspection per year may be made at Borrower’s expense. Subject to Section 11.10 Borrower shall furnish Agent with any information reasonably requested by Agent regarding Borrower’s business or finances promptly upon request.
5.2Other Information. Furnish to Agent:
(a)Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, within 75 days of the end of the fourth fiscal quarter of each fiscal year of Borrower, and within 5 Business Days of (i) any determination by Borrower of any impairment charge or other reduction in the Fair Market Value of any Pledged Investment that is determined prior to the end of any fiscal quarter or (ii) the end of each fiscal month so long as the Stock of FL3 Holder constitutes a Pledged Investment, a Pledged Investments Certificate which shall include, among other things, a reasonably detailed calculation of the Fair Market Value of the Pledged Investments; provided, that Agent and Lenders hereby agree and acknowledge that Borrowers may (i) so long as FL3 Holder constitutes a Pledged Investment, add new Investments as Pledged Investments or replace or remove existing Pledged Investments, or (ii) if FL3 Holder does not constitute a Pledged Investment, add new Investments as Pledged Investments or replace existing Pledged Investments so long as no less than three (or such lesser number as otherwise agreed to by Agent) Investments constitute Pledged Investments, in each case, by identifying such new Investments as Pledged Investments for purposes of Schedule B-1 in any Pledged Investments Certificate (which such Investments, subject to the conditions set forth below, will thereafter be deemed to be Pledged Investments on Schedule B-1), so long as (1) such new Investments (A) are subject to a valid and perfected first priority Agent’s Lien, (B) are owned by Borrower free and clear of all other Liens (other than Liens in favor of Agent) and (C) constitute Performing Obligations and (2) Borrower delivers to Agent an updated Pledged Investments Certificate which includes all Pledged Investments, including new Investments to be included. Upon receipt by Agent of such updated Pledged Investments Certificate delivered pursuant to Section 5.2, the Investments identified therein as a Pledged Investment shall thereafter constitute Pledged Investments for all purposes hereunder and any existing Pledged Investment identified in such Pledged Investments Certificate to be released shall be deemed automatically released from the Agent’s Lien under the Loan Documents and shall no longer constitute Pledged Investments hereunder.

(b)notice, as soon as possible and, in any event, within 5 days after Borrower has knowledge, of: (i) the occurrence of any Event of Default or any Unmatured Event of Default; or (ii) any default or event of default as defined in any evidence of Debt of Borrower or under any material agreement, indenture, or other instrument under which such Debt has been issued, irrespective of whether such Debt is accelerated or such default waived. In any such event, Borrower also shall supply Agent with a statement from a Responsible Officer of Borrower, setting forth the details thereof and the action that Borrower proposes to take with respect thereto; provided, that Borrower shall not be required to provide any information that reasonably would be expected to result in a waiver of any attorney-client privilege of Borrower;
(c)as soon as practicable, any written report pertaining to material items in respect of Borrower’s internal control matters submitted to Borrower by its independent accountants in connection with each annual audit of the financial condition of Guarantor;
(d)as soon as practicable, written notice of any condition or event which has resulted or could reasonably be expected to result in a Material Adverse Effect on the Loan Parties, taken as a whole;
(e)promptly upon becoming aware of any Person’s seeking to obtain or threatening to seek to obtain, in either case in writing, a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action Borrower is taking or proposes to take with respect thereto;
(f)promptly, copies of all amendments to the Governing Documents of any Loan Party except for (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the equity Securities in the applicable Loan Party, or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group;
(g)prompt notice of:
(i)all legal or arbitral proceedings, and all proceedings by or before any governmental or regulatory authority or agency, against or, to the knowledge of Borrower, threatened in writing against or affecting any Loan Party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, or on the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement or the other Loan Documents, or the rights and remedies of the Lender Group hereunder or thereunder, as applicable;
(ii)the acquisition by any Loan Party of any Margin Securities;
(iii)the issuance by any United States of America federal or state court or any United States of America federal or state regulatory authority of any injunction, order, or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of the Loans or issuing Letters of Credit, or the institution of any litigation or similar proceeding seeking any such injunction, order, or other restraint, in each case, of which Borrower has knowledge; and
(h)~~[intentionally omitted]~~Within 30 days after the end of month Borrower shall deliver to Administrative Agent a copy of the current Pricing Sources related to any Investment Grade Pledged Investment.
(i)reasonably promptly, such other information and data (other than monthly financial statements) with respect to the Loan Parties, as from time to time may be reasonably requested by Agent, who may then deliver such information to any Lender (including any information reasonably requested by Agent to enable Agent or any Lender to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board).
5.3Existence. Except as permitted by Section 6.6, preserve and keep in full force and effect, at all times, its existence.
5.4Payment of Taxes and Claims. Pay all Taxes, governmental assessments, and other governmental charges in excess of $10,000 in the aggregate imposed upon it or any of its Assets or in respect of any of its businesses, incomes, or Assets before any penalty or interest accrues thereon, and all claims in excess of $10,000 in the aggregate (including claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its Assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that, unless such Taxes, assessments, charges, or claims have become a federal tax Lien on any of any Loan Party’s Assets, no such Tax, assessment, charge, or claim need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made therefor as required in order to be in conformity with GAAP.
5.5Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations (including Regulations T, U and X of the Federal Reserve Board), and orders of any Governmental Authority, noncompliance with which could reasonably be expected to have a Material Adverse Effect on the Loan Parties taken as a whole.
5.6Further Assurances. At any time or from time to time upon the request of Agent, Borrower shall, and shall cause each other Loan Party to, execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.
5.7[Intentionally Omitted].
5.8[Intentionally Omitted].

5.9Foreign Qualification. Borrower shall duly qualify to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect on Loan Parties taken as a whole.
5.10Promissory Notes. Within 5 Business Days after the Closing Date (or such later date as agreed to by Agent in writing in its sole discretion), Loan Parties shall have delivered or caused to be delivered to Agent originals of any promissory notes (together with undated allonges executed in blank with respect to any such promissory notes) or any other instrument evidencing Borrower’s interest in the Pledged Investments.

Article VI
NEGATIVE COVENANTS OF BORROWER
    Borrower covenants and agrees that, so long as any portion of the Revolver Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, all other Obligations (including Obligations in respect of Letters of Credit, unless all such Letters of Credit are cancelled, expire or are cash collateralized in accordance with the provisions of Section 2.8(a) hereof other than contingent indemnification Obligations as to which no claim has been asserted or is anticipated and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement) and all other amounts due hereunder, and except as set forth in the Disclosure Statement with specific reference to the Section of this Article VI affected thereby concerning matters which do not conform to the covenants of this Article VI, Borrower will not do any of the following:
6.1Debt. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except:
(a)Debt evidenced by this Agreement and the other Loan Documents;
(b)Contingent Obligations resulting from the endorsement of instruments for collection in the ordinary course of business;
(c)Debt owed by Borrower to Guarantor so long as such Debt is subordinated pursuant to the Intercompany Subordination Agreement;
(d)Debt which may be deemed to exist pursuant to any performance bonds, surety bonds, statutory bonds, appeal bonds or similar obligations incurred in the ordinary course of business in an aggregate outstanding amount not to exceed $500,000 at any one time;

(e)Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business;
(f)guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries in an aggregate outstanding amount at any one time not to exceed $400,000;
(g)Debt of Borrower under any Hedging Agreements so long as such Hedging Agreements are used solely as a party of its normal business operations as a risk management strategy or a hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets;
(h) Debt incurred in the ordinary course of business under incentive, non-compete, consulting, deferred compensation, or other similar arrangements incurred by Borrower;
(i) Debt incurred in the ordinary course of business with respect to the financing of insurance premiums;
(j)Debt in respect of Taxes, governmental assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder;
(k)refinancings, renewals, or extensions of Debt described on the Disclosure Statement with respect to this Section 6.1 so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of the Debt so refinanced, renewed, or extended (other than for accrued interest and premiums and fees), (ii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Debt so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iii) the Debt that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Loans other than those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended;
(l)Debt described in the ACRC Pledge and Control Agreement as being secured by the liens permitted pursuant to clause (p) of the definition of “Permitted Liens” (as in effect on the Closing Date);
(m)Debt incurred by Borrower under the July 2014 Loan Documents;
(n)Debt resulting solely from the granting of Liens by Borrower on equity Securities of one or more of its Subsidiaries, so long as the holder of such Debt does not have recourse against Borrower with respect to such Debt, except solely with respect to the equity Securities of such Subsidiaries of Borrower that secure such Debt; and

(o)other Debt of Borrower in an aggregate amount not to exceed $500,000 at any time.
6.2Liens.
(a)Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, or
(b)enter into, assume, or permit to exist any agreement to refrain from granting Liens on the Pledged Investments to or for the benefit of the Lender Group.
6.3[Intentionally Omitted.]
6.4[Intentionally Omitted.]
6.5Dividends. At any time that the Revolving Credit Facility Usage is greater than zero, Borrower shall not make or declare, directly or indirectly, any dividend (in cash, return of capital, or any other form of Assets) on, or make any other payment or distribution on account of, or set aside Assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire, any interest of any class of equity interests in Borrower, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Assets or in obligations (collectively, a “Distribution”); notwithstanding the foregoing, Borrower may make Distributions so long as (a) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom and (b) no such Distribution could reasonably be expected to result in a violation of any applicable provisions of Regulations T, U or X of the Federal Reserve Board; provided, further, that, notwithstanding any of the foregoing, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may make Distributions to Guarantor to enable Guarantor to make distributions to its shareholders in an amount necessary to qualify as a “real estate investment trust” as defined in Section 856 the Code (“REIT”) and avoid the imposition of income and excise tax on Guarantor; provided, further, however, if an Event of Default has occurred and is continuing or would result therefrom, Borrower may make any such Distributions to Guarantor to enable Guarantor to make distributions to its shareholders to qualify as a REIT, solely if the sum of (i) unrestricted cash available to the Guarantor plus (ii) unrestricted cash of Subsidiaries of the Guarantor (other than Subsidiaries of Borrower) that may be distributed to the Guarantor by such Subsidiaries without violating or causing a default under the governing documents and agreements, contracts, indentures and other instruments to which such Subsidiaries are a party (such sum the “Total Unrestricted Cash”), is less than the amount of distributions that Guarantor is required to make for it to continue to qualify as a REIT. If the Total Unrestricted Cash is less than the amount of distributions that Guarantor is required to make for it to continue to qualify as a REIT (the difference between the amount of distributions that Guarantor is required to make for it to continue to qualify as a REIT and the Total Unrestricted Cash, the “Deficiency Amount”),

Borrower may make Distributions to Guarantor to enable Guarantor to make distributions to its shareholders to qualify as a REIT, in an amount equal to Borrower’s Pro Rata Share (as defined below) of the Deficiency Amount. For the purposes of the foregoing, “Borrower’s Pro Rata Share” shall mean the portion of the Deficiency Amount equal to (x) the percentage of the Deficiency Amount represented by (i) the aggregate amount of cash available to Borrower and its Subsidiaries, divided by (ii) the sum of (A) the aggregate amount of cash available to Borrower and its Subsidiaries, plus (B) the aggregate amount of restricted cash available to the Guarantor, plus (C) the aggregate amount of restricted cash of Subsidiaries of the Guarantor (other than Borrower and Subsidiaries of Borrower) times (y) the Deficiency Amount. For the avoidance of doubt, any cash available to Borrower and its Subsidiaries shall be deemed restricted cash for the purposes of this Section 6.5.
6.6Restriction on Fundamental Changes. Change its name, change the nature of its business, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its partnership interests (whether limited or general) or membership interests, as applicable, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or Assets, whether now owned or hereafter acquired (each, a “Fundamental Change”) except:
(a)Borrower may sell Assets in accordance with the provisions of Section 6.7 hereof;
(b)Borrower may change its name or corporate, partnership or limited liability structure so long as Borrower provides written notice thereof (together with copies of any documents evidencing any such change) to Agent on or before the date that is 60 days after the date when such name or structure change occurs; and
(c)the merger, consolidation or reorganization of any Person, on the one hand, with and into Borrower, provided that (i) Borrower is the sole surviving entity of such merger, consolidation or reorganization, (ii) the Lender Group’s rights in any Assets of Borrower, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or reorganization, (iii) upon the consummation of such merger, consolidation or reorganization, Borrower expressly reaffirms its Obligations to the Lender Group under this Agreement and the other Loan Documents to which it is a party, and (iv) the consummation of such merger, consolidation or reorganization does not result in a Change of Control Event.
6.7Sale of Assets. Sell, assign, transfer, convey, or otherwise dispose of its Assets, whether now owned or hereafter acquired, except for (a) the sale, assignment, transfer, conveyance or other disposition of any Asset by Borrower the Distribution of which by Borrower to the holders of its Stock would not result in an Event of Default or an Unmatured Event of Default (provided, however, that a sale, assignment, transfer, conveyance or other disposition of any equity Securities by Borrower will constitute a violation of this Section 6.7 if a Change of Control Event would result therefrom), (b) the sale, assignment, transfer, conveyance or other disposition of obsolete, worn out or surplus tangible property, (c) any sale, assignment, transfer, conveyance or other disposition of Assets for the liquidation, dissolution or winding up of a wholly-owned Subsidiary of Borrower, (d) any transaction permitted by Section 6.5 of this Agreement; (e) any other sale, assignment, transfer, conveyance or other disposition of its Assets so long as, Borrower is in compliance with the covenant set forth in Section 6.14 immediately before such sale, assignment, transfer, conveyance or other disposition of its Assets, and immediately after giving effect thereto.
6.8Transactions with Shareholders and Affiliates. Enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease, or exchange of any Asset or the rendering of any service) with any holder of 5% or more of any class of equity interests of Borrower or any of its Subsidiaries or Affiliates, or with any Affiliate of Borrower or of any such holder, in each case other than (x) a Loan Party, (y) any Subsidiary of Borrower, or (z) any direct or indirect parent of Borrower that is also a Subsidiary of Guarantor, on terms that are less favorable to such Loan Party, than those terms that might be obtained at the time from Persons who are not such a holder, Subsidiary, or Affiliate, or, if such transaction is not one in which terms could be obtained from such other Person, on terms that are not negotiated in good faith on an arm’s length basis. Prior to Borrower or any of its Subsidiaries engaging in any such transaction described in this Section 6.8, other than transactions in de minimis amounts, Borrower shall determine that such transaction has been negotiated in good faith and on an arm’s length basis; such determination shall be evidenced by a certificate of a Responsible Officer of Borrower to such effect. In no event shall the foregoing restrictive covenant apply to (a) Permitted Investments, (b) any transaction permitted by Section 6.5, (c) the Credit Support Fee Letter (as defined in the July 2014 Credit Agreement) and the Pledge Agreement (as defined in the July 2014 Credit Agreement), or (d) transactions involving the use, transfer, or other disposition of any Assets, to the extent that (i) the Distribution by Borrower of such Assets would not have violated this Agreement and (ii) such use, transfer, or other Disposition would not otherwise result in an Event of Default or an Unmatured Event of Default.
6.9Conduct of Business. Engage in any business other than the businesses in which it is permitted to conduct under its Governing Documents, or any businesses or activities substantially similar or related thereto.
6.10Amendments or Waivers of Certain Documents; Actions Requiring the Consent of Agent. Without the prior written consent of Agent and the Required Lenders, which consent shall not unreasonably be withheld or delayed, agree to any amendment to or waiver of the terms or provisions of its Governing Documents except for: (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the equity Securities in the Borrower, or (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group.
6.11Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued hereunder for any purpose inconsistent with Section 3.2(d) hereof.
6.12[Intentionally Omitted].

6.13Margin Regulation. Use any portion of the proceeds of any of the Loans or Letters of Credit in any manner which could reasonably be expected to cause the Loans, the Letters of Credit, the application of such proceeds, or the transactions contemplated by this Agreement to violate Regulations T, U or X of the Federal Reserve Board, or any other regulation of such board, or to violate the Exchange Act, or to violate the Investment Company Act of 1940.
Article VII
EVENTS OF DEFAULT AND REMEDIES
7.1Events of Default. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default (“Event of Default”) hereunder:
(a)Failure to Make Payments When Due.
(i)Borrower shall fail to pay any amount owing hereunder with respect to the principal of any of the Loans when such amount is due, whether at stated maturity, by acceleration, or otherwise;
(ii)Borrower shall fail to pay, within 10 days of the date when due, any amount owing hereunder with respect to interest on any of the Loans or with respect to any other amounts (including fees, costs, or expenses), other than principal, payable in connection herewith;
(b)Breach of Certain Covenants.
(i)Borrower shall fail to perform or comply with any covenant, term, or condition contained in Article VI of this Agreement;
(ii)Borrower shall fail to perform or comply with any covenant, term, or condition contained in Section 4.1 of the Security Agreement; or
(iii)Borrower shall fail to perform or comply with any covenant, term, or condition contained in Sections 5.1, 5.2(a), 5.2(b), 5.6, or 5.9 of this Agreement and such failure shall not have been remedied or waived within 15 days after the occurrence thereof;
(iv)Borrower shall fail to perform or comply with any other covenant, term, or condition contained in this Agreement or other Loan Documents to which it is a party and such failure shall not have been remedied or waived within 30 days after receipt of notice from Agent of the occurrence thereof; provided, however, that this clause (iv) shall not apply to: (1) the covenants, terms, or conditions referred to in subsections (a) and (c) of this Section 7.1; or (2) the covenants, terms, or conditions referred to in clauses (i), (ii) or (iii) above of this subsection (b);

(c)Breach of Representation or Warranty. Any financial statement, representation, warranty, or certification made or furnished by Borrower under this Agreement or in any document, letter, or other writing or instrument furnished or delivered by Borrower to Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document to which it is a party, or as an inducement to the Lender Group to enter into this Agreement or any other Loan Document shall have been false, incorrect, or incomplete in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality) when made, effective, or reaffirmed, as the case may be;
(d)Involuntary Bankruptcy.
(i)If an involuntary case seeking the liquidation or reorganization of any Loan Party under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding shall be commenced against any Loan Party under any other applicable law and any of the following events occur: (1) such Person consents to the institution of the involuntary case or similar proceeding; (2) the petition commencing the involuntary case or similar proceeding is not timely controverted; (3) the petition commencing the involuntary case or similar proceeding is not dismissed within 60 days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans; (4) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of any Loan Party; or (5) an order for relief shall have been issued or entered therein;
(ii)A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over any Loan Party to take possession of all or a substantial portion of its Assets shall have been entered and, within 45 days from the date of entry, is not vacated, discharged, or bonded against, provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligations to make additional Loans;
(e)Voluntary Bankruptcy. Any Loan Party shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code; any Loan Party shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; any Loan Party shall consent to the conversion of an involuntary case to a voluntary case; or any Loan Party shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of its Assets; any Loan Party shall generally fail to pay debts as such debts become due or shall admit in writing its inability to pay its debts generally; or any Loan Party shall make a general assignment for the benefit of creditors;
(f)Dissolution. Any order, judgment, or decree shall be entered decreeing the dissolution of any Loan Party, and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of 45 days;

(g)Change of Control. A Change of Control Event shall occur;
(h)Judgments and Attachments. (i) Borrower shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount, net of any portion thereof that is covered by or recoverable by such Loan Party under applicable insurance policies (if any) in excess of $250,000 individually or $1,000,000 in the aggregate and shall not discharge, vacate, bond, or stay the same within a period of 30 days or (ii) Guarantor shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount, net of any portion thereof that is covered by or recoverable by such Loan party under applicable insurance policies (if any) in excess of $5,000,000 and shall not discharge, vacate, bond, or stay the same within a period of 30 days;
(i)Guaranty. (1) If the obligation of Guarantor under the Guaranty is limited or terminated by operation of law or Guarantor thereunder, except to the extent permitted by the terms of the Loan Documents, (2) if Guarantor shall fail to perform or comply with any covenant, term, or condition contained in the Guaranty or other Loan Documents to which it is a party (and except in the case of Section 8(b) of the Guaranty, such failure shall not have been remedied or waived within 15 days after receipt of notice from Agent of the occurrence thereof), or (3) any financial statement, representation, warranty, or certification made or furnished by Guarantor under this Agreement, the Guaranty or in any document, letter, or other writing or instrument furnished or delivered by Guarantor to Agent or any Lender pursuant to or in connection with this Agreement, the Guaranty or any other Loan Document to which it is a party, or as an inducement to the Lender Group to enter into this Agreement or any other Loan Document shall have been false, incorrect, or incomplete in any material respect (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that such representation or warranty is qualified or modified by materiality) when made, effective, or reaffirmed, as the case may be;
(j)Material Agreements. If there is a default in any material agreement to which (i) Borrower is a party and such default (A) involves Debt in an aggregate principal amount equal to $500,000 or more and (B) either (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower’s obligations thereunder or to terminate such agreement or (ii) Guarantor is a party and such default (A) involves Debt in an aggregate principal amount equal to $5,000,000 or more and (B) either (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Guarantor’s obligations thereunder or to terminate such agreement;
(k)[Intentionally Omitted].
(l)[Intentionally Omitted.];
(m)Agent’s Liens. If any Loan Document that purports to create a Lien shall fail or cease to create, except to the extent permitted by the terms of any such Loan

Document, a valid and perfected Lien on the Assets covered thereby and, except to the extent permitted by the terms hereof or thereof, a first priority Lien on the Assets covered thereby (in each case, for any reason other than the failure of Agent to take any action within its control); provided that the foregoing parenthetical shall not be applicable with respect to any Assets (i) to the extent that Agent’s Lien thereon would be perfected by the filing of a uniform commercial code financing statement in the applicable jurisdiction, (ii) to the extent that such Assets consist of Deposit Accounts or Securities Accounts (or Assets held in such Deposit Accounts or Securities Accounts) or (iii) to the extent that the fair market value of all Collateral of any Loan Party that are not subject to a valid and perfected Lien and, except to the extent permitted by the terms hereof or thereof, a first priority Lien, is greater than $250,000 in the aggregate; and
(n)Loan Documents. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that any Loan Party has any liability or obligation purported to be created under any Loan Document.
7.2Remedies. Upon the occurrence of an Event of Default:
(a)If such Event of Default arises under subsections (d) or (e) of Section 7.1 hereof, then the Revolver Commitments hereunder immediately shall terminate and all of the Obligations owing hereunder or under the other Loan Documents automatically shall become immediately due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with the provisions hereof), without presentment, demand, protest, notice, or other requirements of any kind, all of which are hereby expressly waived by Borrower; and
(b)In the case of any other Event of Default that has occurred and is continuing, the Agent at the request of the Required Lenders, by written notice to Borrower, may declare the Revolver Commitments hereunder terminated and all of the Obligations owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable (including without limitation the cash collateralization of the Letters of Credit in accordance with the provisions hereof), without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by Borrower.
Upon acceleration, Agent (without notice to or demand upon Borrower, which are expressly waived by Borrower to the fullest extent permitted by law), shall be entitled to proceed to protect, exercise, and enforce the Lender Group’s rights and remedies hereunder or under the other Loan Documents, or any other rights and remedies as are provided by law or equity. Agent may determine, in its sole discretion, the order and manner in which the Lender Group’s rights and remedies are to be exercised. All payments received by Agent shall be applied in accordance with Section 2.3(a)(ii).

Article VIII
EXPENSES AND INDEMNITIES
8.1Expenses. Irrespective of whether any Loans are made hereunder, Borrower agrees to pay on demand any and all Lender Group Expenses; provided, however, that Borrower is not obligated to reimburse Agent for attorneys’ fees incurred on or before the Closing Date in connection with the preparation of this Agreement and the other Loan Documents, to the extent that such attorneys’ fees exceed $110,000.
8.2Indemnity. In addition to the payment of expenses pursuant to Section 8.1 hereof, and irrespective of whether the transactions contemplated hereby are consummated, Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons and the Lender-Related Persons (collectively the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of one counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the Revolver Commitments, the use or intended use of the proceeds of the Loans or the consummation of the transactions contemplated by this Agreement, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by Borrower to Agent and its counsel (the “Indemnified Liabilities”); provided, however, that Borrower shall have no obligation hereunder to any Indemnitee to the extent that such Indemnified Liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, fraud, or willful misconduct of such Indemnitee or its Affiliates or the violation of the express terms of this Agreement by such Indemnitee or its Affiliates. Each Indemnitee will promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 8.2. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law or public policy. The obligations of Borrower under this Section 8.2 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations hereunder. This Section 8.2 shall not apply with respect to Taxes, which shall be governed by Section 10.11, other than any Taxes that represent liabilities, obligations, losses or damages, arising from a non-Tax claim.
Article IX
ASSIGNMENT AND PARTICIPATIONS

9.1Assignments and Participations.
(a)With the consent of Borrower (which consent of Borrower shall not be (x) required if (i) a Payment Default or an Insolvency Default has occurred and is continuing or (ii) any other Event of Default has occurred and has been continuing for a period of at least 30 days, or (y) other than with respect to Direct Competitors, unreasonably withheld, conditioned or delayed), any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Revolver Commitments, the Loans and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (or the remaining amount of any Lender’s Revolver Commitment or amount of Loans, if less); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance, fully executed and delivered by each party thereto, and (iii) the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the consent of Borrower shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.
(b)From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance satisfying clause (a) above and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 8.2 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article X and Section 11.10 of this Agreement. No assignee shall be entitled to the benefits of Section 10.11 unless the Borrower is notified of the assignment and such Assignee has complied with the requirements of Section 10.11.
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)Immediately upon Agent’s receipt of the required processing fee payment and the fully executed Assignment and Acceptance satisfying clause (a) above, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments or the Loans arising therefrom. The Revolver Commitment and the Loans allocated to each Assignee shall reduce such Revolver Commitments or Loans of the assigning Lender pro tanto.
(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other institutional Persons not Affiliates of such Lender and who are not Direct Competitors (a “Participant”) participating interests in its Obligations, its Loans, the Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Loans, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. A Participant shall not be entitled to receive any greater payment under Section 10.11 than the applicable Originating Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 10.11 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower and Agent, to comply with Section 10.11 as though it were a Lender.
(f)In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 11.10, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.
(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
(h)Each Lender hereby represents and warrants to Borrower that, as of the Closing Date (or in the case of an Assignee, as of the date that such Person becomes a Lender), it is a Qualified Purchaser.
9.2Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 9.1 hereof and, except as expressly required pursuant to Section 9.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.
9.3Register.
(a)Agent (as non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained at one of its offices in Los Angeles, California, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). A Registered Loan may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register and any assignment or sale of all or part of such Registered Loan may be effected only by registration of such assignment or sale on the Register. Prior to the registration of assignment or sale of any Registered Loan, Borrower shall treat the Person in whose name such Registered Loan is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.
(b)In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name of all Participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. A Registered Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Registered Loan may be effected only by the registration of such participation on the Participant Register.
Article X
AGENT; THE LENDER GROUP
10.1Appointment and Authorization of Agent. Each Lender hereby designates and appoints CNB as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the express conditions contained in this Article X. The provisions of this Article X (other than Section 10.9 and Section 10.11) are solely for the benefit of Agent, and the Lenders, and Borrower and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that CNB is merely the representative of the Lenders, and only has the contractual duties set forth herein. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

10.2Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
10.3Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books or properties of Borrower or the books or records or properties of any of Borrower’s Subsidiaries or Affiliates.
10.4Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
10.5Notice of Unmatured Event of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such

Unmatured Event of Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 10.4, Agent shall take such action with respect to such Unmatured Event of Default or Event of Default as may be requested by the Required Lenders in accordance with Section 7.2; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action (other than any acceleration of the Obligations pursuant to the provisions of Section 7.2, which shall require the consent of the Required Lenders), or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable.
10.6Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or any Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.
10.7Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrower and its Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
10.8Agent in Individual Capacity. CNB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though CNB were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, CNB or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include CNB in its individual capacity.
10.9Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint, with the consent of Borrower (such consent not to be unreasonably withheld or delayed) or, if (i) a

Payment Default or an Insolvency Default has occurred and is continuing or (ii) any other Event of Default has occurred and has been continuing for a period of at least 30 days, in consultation with Borrower, a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and with the consent of Borrower (such consent not to be unreasonably withheld or delayed) or, if (i) a Payment Default or an Insolvency Default has occurred and is continuing or (ii) any other Event of Default has occurred and has been continuing for a period of at least 30 days, in consultation with Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with the consent of Borrower (such consent not to be unreasonably withheld or delayed). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
10.10Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
10.11Withholding Taxes.
(a)All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Agent or Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower. If Borrower fails to pay any Indemnified Taxes that are required to be deducted or withheld under this Section 10.11(a), without duplication of any additional amounts already paid pursuant to this Section 10.11(a), Borrower shall indemnify and hold Lender harmless for all Indemnified Taxes, penalties and interest resulting from such failure, together with all reasonable and documented costs and expenses (including attorneys’ fees and expenses). Such indemnification obligation shall survive the payment of all Obligations. For purposes of this Section 10.11, the term “Lender” includes “Issuing Lender” and the term “applicable law” includes FATCA.
(b)Agent shall deliver to Borrower a properly completed and executed IRS Form W-9 before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower. If a Lender is entitled to claim an exemption from, or reduction of, United States withholding tax, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent whichever of the following is applicable:
(i)if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not (I) a “bank” as described in Section 881(c)(3)(A) of the Code, (II) a 10% shareholder of Borrower or Guarantor (within the meaning of Section 881(c)(3)(B) of the Code), or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (B) a properly completed and executed IRS Form W-8BEN (or successor form), before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;
(ii)if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN (or successor form) before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;
(iii)if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of

IRS Form W-8ECI (or successor form) (together with applicable attachments) before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;
(iv)two properly completed and executed copies of IRS Form W-8IMY (or successor form) before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower; or
(v)such other form or forms, including IRS Form W-9 (or successor form), as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.
Agent and each such Lender agree promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(c)If Agent or a Lender is entitled to an exemption from, or reduction of, withholding tax in a jurisdiction other than the United States or backup withholding, Agent or such Lender agrees with and in favor of Agent and Borrower to deliver to Agent any such form or forms as may be required as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.
Agent and each such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower. To the extent of such percentage amount, Agent and Borrower will treat such Lender’s documentation provided pursuant to Sections 10.11(b), 10.11(c) or 10.11(j) as no longer valid. With respect to such percentage amount, such Lender may provide new documentation, pursuant to Sections 10.11(b), 10.11(c) or 10.11(j), if applicable.
(e)If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b), (c) or (j) of this Section 10.11 are not delivered to Agent, then Agent may withhold from any payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
(f)If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender

(because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent or Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent and Borrower harmless for all amounts paid, directly or indirectly, by Agent or Borrower, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 10.11, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
(g)[Intentionally Omitted].
(h)If Agent or any Lender determines, in its sole discretion, that it has received a refund or credit of any Taxes (each, a “Tax Benefit”) which Borrower has paid an additional or indemnification amount pursuant to this Section 10.11, it shall pay to Borrower an amount equal to such Tax Benefit, net of all reasonable and documented out-of-pocket expenses incurred by Agent or such Lender, as the case may be, in connection with such refund or credit and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender within a reasonable time after receipt of written notice that Agent or such Lender is required to repay such Tax Benefit to such Governmental Authority.
(i)If Borrower determines in good faith that a reasonable basis exists for contesting Taxes with respect to which the Borrower has paid an additional or indemnification amount pursuant to this Section 10.11 that Borrower believes were not correctly or legally asserted by the relevant Government Authority, Agent or the applicable Lender, as the case may be, shall use reasonable efforts to cooperate with Borrower at Borrower’s expense if requested by Borrower with a view to obtaining a refund, credit or benefit in respect of such Tax.
(j)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.11(j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(k)Each party’s obligations under this Section 10.11 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a

Lender, the termination of the Revolver Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
10.12Collateral Matters.
(a)The Lenders hereby irrevocably authorize (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to, and Agent shall, release any Lien on any Collateral (i) upon the termination of the Revolver Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property, including any Subsidiary, being sold or disposed of if a release is required or requested in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.7 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) which is being removed as a Pledged Investment in accordance with Section 5.2, (iv) constituting property in which Borrower or its Subsidiaries owned no interest at the time the Agent’s Lien was granted nor at any time thereafter, or (v) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral, release Guarantor from any obligations under any Guaranty, or contractually subordinate any of Agent’s Liens, without the prior written authorization of (y) if the release is not with respect to an immaterial Guarantor, of if, with respect to the Collateral, the release or contractual subordination is with respect to all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(b)Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or to any Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.

10.13Restrictions on Actions by Lenders; Sharing of Payments.
(a)Each of the Lenders agrees that it shall not, until an Event of Default has occurred and is continuing, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent (which request shall not be made by Agent unless an Event of Default has occurred and is continuing), take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
10.14Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
10.15Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

10.16Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by its entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
10.17Field Examinations and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
(a)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, (i) a copy of each field examination or examination report prepared by Agent, and (ii) a copy of each document delivered to Agent pursuant to Sections 5.2(a), (b), (c), (d) and (f)(i) (each a “Report” and collectively, “Reports”), and Agent shall so furnish each Lender with such Reports,
(b)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any examination will inspect only specific information regarding Borrower and will rely significantly upon the books of Borrower and the other Loan Parties, as well as on representations of Borrower’s personnel,
(d)agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 11.10, and
(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
10.18Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolver Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolver Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 10.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Revolver Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.
10.19Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, ~~PH~~Sidley only has represented and only shall represent CNB in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that ~~PH~~Sidley does not represent it in connection with any such matters.
10.20Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers in respect of the Collateral and the Liens granted therein and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent (in respect of the Collateral and the Liens granted therein) and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product

Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrower may obtain Bank Products from any Bank Product Provider, although Borrower is not required to do so. Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantor.
Article XI
MISCELLANEOUS
XI.1.1No Waivers, Remedies. No failure or delay on the part of Agent or any Lender, or the holder of any interest in this Agreement in exercising any right, power, privilege, or remedy under this Agreement or any of the other Loan Documents shall impair or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement or the other Loan

Documents are cumulative and are not exclusive of any remedies that may be available to Agent or any Lender, or the holder of any interest in this Agreement at law, in equity, or otherwise.
11.2Waivers and Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Borrower, do any of the following:
(a)increase or extend any Revolver Commitment of any Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Event of Default or Unmatured Event of Default shall constitute an increase in any Revolver Commitment of any Lender,
(b)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(c)reduce the principal of, or the rate of interest on, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,
(d)change the Pro Rata Share that is required to take any action hereunder,
(e)amend, modify, or eliminate any of the provisions of Section 9.1 or the definition of Eligible Transferee with respect to assignments to or participations with a Loan Party or Affiliates of a Loan Party,
(f)amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,
(g)other than as permitted by Section 10.12, release Agent’s Lien in and to any of the Collateral,
(h)change the definition of “Required Lenders” or “Pro Rata Share”,
(i)other than as permitted by Section 10.12, contractually subordinate any of the Agent’s Liens,
(j)other than as permitted by Section 10.12, release any Loan Party from any obligation for the payment of money, or

(k)amend any of the provisions of Article X.
and, provided further, however, (a) that no amendment, waiver or consent shall, unless in writing and signed by Agent or the Issuing Lender, as applicable, affect the rights or duties of Agent or the Issuing Lender, as applicable, under this Agreement or any other Loan Document and (b) Borrower may amend the Disclosure Statement from time to time with Agent’s written consent without the consent of any Lender.
If (i) any action to be taken by the Lender Group or Agent hereunder requires the greater than majority or unanimous consent, authorization, or agreement of all Lenders, and a Lender (“Holdout Lender”) fails to give its consent, authorization, or agreement, or (ii) if any Lender is a Defaulting Lender hereunder, or (iii) if any Lender (“Compensated Lender”) requests compensation pursuant to Section 2.13 or if Borrower is required to pay any additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 10.11, then Agent or, if no Event of Default has occurred and is continuing, Borrower, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, Defaulting Lender or Compensated Lender, may permanently replace the Holdout Lender, Defaulting Lender or Compensated Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Holdout Lender, Defaulting Lender or Compensated Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender, Defaulting Lender or Compensated Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender, Defaulting Lender or Compensated Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender, Defaulting Lender or Compensated Lender, as applicable, being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender, Defaulting Lender or Compensated Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender, Defaulting Lender or Compensated Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender, Defaulting Lender or Compensated Lender shall be made in accordance with the terms of Section 9.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Holdout Lender, Defaulting Lender or Compensated Lender hereunder and under the other Loan Documents, the Holdout Lender, Defaulting Lender or Compensated Lender, as applicable, shall remain obligated to make its Pro Rata Share of Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.
11.3Notices. Except as otherwise provided herein, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by courier, electronic mail (at such e-mail addresses as a party may designate in accordance herewith), or telefacsimile and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.3, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telefacsimile numbers or email addresses) indicated on Exhibit 11.3 attached hereto.
11.4Headings. Article and Section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
11.5Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
11.6GOVERNING LAW. EXCEPT AS SPECIFICALLY SET FORTH IN ANY OTHER LOAN DOCUMENT: (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK; AND (B) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
11.7JURISDICTION AND VENUE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS ARISING BETWEEN ANY MEMBER OF THE LENDER GROUP OR BORROWER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED HOWEVER THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION TO THE EXTENT SUCH COURTS HAVE IN PERSONAM JURISDICTION OVER THE RELEVANT OBLIGOR OR IN REM

JURISDICTION OVER SUCH COLLATERAL OR OTHER PROPERTY. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.7 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PERSON FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER OR ANY MEMBER OF THE LENDER GROUP MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON EXHIBIT 11.3 ATTACHED HERETO.
11.8WAIVER OF TRIAL BY JURY. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
11.9Independence of Covenants. All covenants under this Agreement and other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.
11.10Confidentiality. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, so long as such other attorneys, advisors, accountants, auditors, and consultants are informed as to the confidential nature of such information and are instructed to treat such information as confidential or are otherwise obligated to maintain the confidentiality of such information, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 11.10, (c) as may be required by statute, decision, or judicial or administrative order, rule, regulation or any Governmental Authority (other than any state, federal or foreign authority or examiner regulating banks or banking); provided that Agent or any such Lender shall notify Borrower of such requirement prior to any disclosure of such information to a party that Agent or such Lender reasonably believes may not keep such information confidential and shall reasonably cooperate with Borrower in any lawful effort by Borrower to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided that Agent or any such Lender shall notify Borrower of such requirement prior to any disclosure of such information to a party that Agent or such Lender reasonably believes may not keep such information confidential and shall reasonably cooperate with Borrower in any lawful effort by Borrower to prevent or limit such disclosure or otherwise protect the confidentiality of such information, (e) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, (f) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (g) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (h) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 11.10 shall survive for 2 years after the payment in full of the Obligations.
11.11Complete Agreement. This Agreement, together with the exhibits hereto, the Disclosure Statement, and the other Loan Documents is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

11.12USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) signed into law October 26, 2001 (the “USA Patriot Act”), it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.
[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.
ACRC LENDER LLC,
a Delaware limited liability company, as Borrower

By:
Name:
Title:

CITY NATIONAL BANK,
a national banking association,
as Agent and as a Lender

By:
Name:
Title:

EXHIBITS AND SCHEDULES

Exhibit A-1    Form of Assignment and Acceptance
Exhibit A-2    Form of Secured Promissory Note for Advances
Exhibit B-1    Form of Bank Product Provider Letter Agreement
Exhibit P-1     Form of Pledged Investments Certificate
Exhibit R-1    Persons Authorized to Request a Loan
Exhibit R-2    Form of Request for Borrowing
Exhibit R-3    Form of Request for Conversion/Continuation
Exhibit 11.3    Addresses and Information for Notices
Schedule A-1    Agent’s Account
Schedule B-1    Pledged Investments
Schedule C-1    Commitments

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Exhibit B

Exhibit 11.3

[see attached]

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EXHIBIT 11.3
ADDRESSES AND INFORMATION FOR NOTICES
Notices, demands, requests, instructions, and other communications in writing shall be given or made upon the respective parties hereto at their respective addresses (or to their respective telefacsimile number or email addresses) indicated below:
If to Borrower, to:
c/o Ares Commercial Real Estate Management LLC
245 Park Avenue, 42nd Floor
New York, NY 10167
Attention: Real Estate Debt Legal Department and ACREM Asset Management
Email: AREGDebtLegal@aresmgmt.com

with a copy to:
1800 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Attention: Real Estate Accounting

and
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Graeme Smyth
Graeme.smyth@lw.com

If to Agent, to:
City National Bank
555 S. Flower Street, 24th Floor
Los Angeles, CA 90071
Attn: Brandon Feitelson
Facsimile: (213) 673-9801
brandon.feitelson@cnb.com

with a copy to:
Sidley Austin LLP
1999 Avenue of the Stars, 17th Floor
Los Angeles, California 90067
Attention: Peter Burke
Peter.burke@sidley.com
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Exhibit C
REAFFIRMATION AND CONSENT
Reference is hereby made to that certain AMENDMENT NUMBER ELEVEN TO CREDIT AGREEMENT, dated as of November 6, 2024 (the “Amendment”), by and among on the one hand, the lenders from time to time party thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”) and CITY NATIONAL BANK, a national banking association, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and, on the other hand, ACRC LENDER LLC, a Delaware limited liability company (“Borrower”). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Agreement dated as of March 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrower, Agent, and Lenders. The undersigned Guarantor hereby (a) represents and warrants to Agent that the execution, delivery, and performance of this Reaffirmation and Consent have been duly authorized by Guarantor and all necessary corporate action in respect thereof has been taken, and the execution, delivery, and performance of this Reaffirmation and Consent does not require any consent or approval of any other Person that has not been obtained (except for such consents or approvals as could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole); (b) consents to the amendment of the Credit Agreement as set forth in the Amendment; (c) acknowledges and reaffirms its obligations owing to the Agent and the Lenders under any Loan Documents to which it is a party; (d) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and other Loan Documents to which it is a party effective as of the date of the Amendment; (e) confirms that all Debt of the Guarantor evidenced by the Loan Documents to which it is a party is unconditionally owing by it to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever; and (f) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.
Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that neither Agent nor any Lender has any obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.
Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent.
The validity of this Reaffirmation and Consent, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the law of the State of New York.
[signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation By Name: Title: